                                  CREDIT AGREEMENT

                                    Dated as of
                                  October 14, 1999



                                       Among



                         LONGS DRUG STORES CALIFORNIA, INC.


                      THE FINANCIAL INSTITUTIONS PARTY HERETO



                                        and



                               BANK OF AMERICA, N.A.,
                                         as
                                Administrative Agent




                           BANC OF AMERICA SECURITIES LLC

                      Sole Lead Arranger and Sole Book Manager

                                  TABLE OF CONTENTS


     SECTION                                                                 PAGE
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . . .1
     1.01   DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.02   USE OF CERTAIN TERMS.. . . . . . . . . . . . . . . . . . . . . . . . . 21
     1.03   ACCOUNTING TERMS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     1.04   ROUNDING.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     1.05   EXHIBITS AND SCHEDULES.. . . . . . . . . . . . . . . . . . . . . . . . 21
     1.06   REFERENCES TO AGREEMENTS AND LAWS. . . . . . . . . . . . . . . . . . . 21

SECTION 2. THE COMMITMENTS AND EXTENSIONS OF CREDIT. . . . . . . . . . . . . . . . 22
     2.01   COMMITTED LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.. . . . . 22
     2.03   COMPETITIVE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.04   LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.05   SWING LINE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     2.06   PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     2.07   REDUCTION OR TERMINATION OF COMMITMENTS. . . . . . . . . . . . . . . . 31
     2.08   PRINCIPAL AND INTEREST.. . . . . . . . . . . . . . . . . . . . . . . . 32
     2.09   FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.10   COMPUTATION OF INTEREST AND FEES . . . . . . . . . . . . . . . . . . . 33
     2.11   MAKING PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.12   FUNDING SOURCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . . . . . . . . 35
     3.01   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     3.02   ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     3.03   INABILITY TO DETERMINE RATES . . . . . . . . . . . . . . . . . . . . . 36
     3.04   INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY. . . . . . . . . . 36
     3.05   BREAKFUNDING COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.06   MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. . . . . . . . . . 37
     3.07   SURVIVAL.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT. . . . . . . . . . . . . . 38
     4.01   CONDITIONS OF INITIAL EXTENSION OF CREDIT. . . . . . . . . . . . . . . 38
     4.02   CONDITIONS TO ALL EXTENSIONS OF CREDIT . . . . . . . . . . . . . . . . 39

SECTION 5. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 40
     5.01   EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS . . . . . . . 40
     5.02   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. . . . . . . . . . . . . 40
     5.03   NO LEGAL BAR.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     5.04   FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.. . . . . . . . . . . 41
     5.05   LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.06   NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.07   OWNERSHIP OF PROPERTY; LIENS.. . . . . . . . . . . . . . . . . . . . . 41
     5.08   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.09   MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY
            HOLDING COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.10   ERISA COMPLIANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.11   INTANGIBLE ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . 42

                                         -i-

     5.12   COMPLIANCE WITH LAWS.. . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.13   ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . 43
     5.14   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.15   YEAR 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.16   DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 6. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 43
     6.01   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.02   CERTIFICATES, NOTICES AND OTHER INFORMATION. . . . . . . . . . . . . . 44
     6.03   PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.04   PRESERVATION OF EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . 46
     6.05   MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . 46
     6.06   MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . . . . . . . 46
     6.07   COMPLIANCE WITH LAWS.. . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.08   INSPECTION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.09   KEEPING OF RECORDS AND BOOKS OF ACCOUNT. . . . . . . . . . . . . . . . 47
     6.10   COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.11   COMPLIANCE WITH AGREEMENTS.. . . . . . . . . . . . . . . . . . . . . . 47
     6.12   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.13   GUARANTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 7. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     7.01   INDEBTEDNESS:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     7.02   LIENS AND NEGATIVE PLEDGES:. . . . . . . . . . . . . . . . . . . . . . 48
     7.03   FUNDAMENTAL CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . 49
     7.04   DISPOSITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.05   RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.06   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.07   CHANGE IN NATURE OF BUSINESS.. . . . . . . . . . . . . . . . . . . . . 50
     7.08   TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . . . . . 50
     7.09   HOSTILE ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.10   LIMITATIONS ON UPSTREAMING.. . . . . . . . . . . . . . . . . . . . . . 51
     7.11   ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 8. EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . . 51
     8.01   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.02   REMEDIES UPON EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . 53

SECTION 9. ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 54
     9.01   APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. . . . . . . . . 54
     9.02   DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . 55
     9.03   LIABILITY OF ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . 55
     9.04   RELIANCE BY ADMINISTRATIVE AGENT.. . . . . . . . . . . . . . . . . . . 55
     9.05   NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.06   CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
            AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.07   INDEMNIFICATION OF ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . 56
     9.08   ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. . . . . . . . . . . . . . 57
     9.09   SUCCESSOR ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . 57

SECTION 10. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     10.01  AMENDMENTS; CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . 58
     10.02  TRANSMISSION AND EFFECTIVENESS OF COMMUNICATIONS AND
            SIGNATURES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     10.03  ATTORNEY COSTS, EXPENSES AND TAXES.. . . . . . . . . . . . . . . . . . 60
     10.04  BINDING EFFECT; ASSIGNMENT.. . . . . . . . . . . . . . . . . . . . . . 60
     10.05  SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

                                         -ii-

     10.06  SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 62
     10.07  NO WAIVER; CUMULATIVE REMEDIES.. . . . . . . . . . . . . . . . . . . . 62
     10.08  USURYons.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     10.09  COUNTERPARTS; FACSIMILE SIGNATURES.. . . . . . . . . . . . . . . . . . 63
     10.10  INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     10.11  NATURE OF LENDERS' OBLIGATIONS . . . . . . . . . . . . . . . . . . . . 63
     10.12  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . 64
     10.13  INDEMNITY BY BORROWER. . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.14  NONLIABILITY OF LENDERS: . . . . . . . . . . . . . . . . . . . . . . . 64
     10.15  NO THIRD PARTIES BENEFITED.. . . . . . . . . . . . . . . . . . . . . . 65
     10.16  SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     10.17  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     10.18  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     10.19  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     10.20  TIME OF THE ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . . . 66
     10.21  FOREIGN LENDERS AND PARTICIPANTS . . . . . . . . . . . . . . . . . . . 66
     10.22  REMOVAL AND/OR REPLACEMENT OF LENDERS. . . . . . . . . . . . . . . . . 67
     10.23  GOVERNING LAW; JURISDICTION AND VENUE. . . . . . . . . . . . . . . . . 67
     10.24  WAIVER OF RIGHT TO TRIAL BY JURY . . . . . . . . . . . . . . . . . . . 68
     10.25  ENTIRE AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . 68


                                       EXHIBITS

     A      Request for Extension of Credit
     B      Compliance Certificate
     C      Committed Loan Note
     D      Notice of Assignment and Acceptance
     E-1    Competitive Bid Request
     E-2    Competitive Bid
     E-3    Competitive Loan Note
     E-4    Competitive Loan Designated Bidder Joinder Agreement
     F      Opinion of Counsel
     G      Guaranty

                                     SCHEDULES

     2.01   Commitments and Pro Rata Shares
     7.01   Existing Indebtedness, Liens and Negative Pledges
     10.02  Offshore and Domestic Lending Offices, Addresses for Notices

     This CREDIT AGREEMENT, dated as of October 14, 1999 (this "AGREEMENT"), is among LONGS DRUG STORES CALIFORNIA, INC., a California Corporation ("BORROWER"), each lender from time to time party hereto (collectively, "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent").

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    SECTION 1.
                          DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "ABSOLUTE RATE" means a fixed rate of interest for a Competitive Loan determined from the Competitive Bid accepted by Borrower in respect of such Competitive Loan.

     "ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as Administrative agent under any of the Loan Documents, or any successor administrative agent.

     "ADMINISTRATIVE AGENT'S OFFICE" means Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

     "ADMINISTRATIVE AGENT-RELATED PERSONS" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGREEMENT" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

     "APPLICABLE MARGIN" means the following amounts per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to SECTION 6.02(b); PROVIDED that from the Closing Date until the later of 90 days after the Closing Date or the date on which Administrative Agent receives the first Compliance Certificate after the Closing Date, such amounts shall be those indicated for pricing level 3 set forth below:

                   Applicable Margin (in basis points per annum)


--------------------------------------------------------------------------------
 Pricing      Leverage Ratio       Applicable     Applicable      Applicable
  Level                            Margin For     Margin for   Margin for Base
                                   Commitment   Offshore Rate     Rate Loans
                                      Fees          Loans
--------------------------------------------------------------------------------
    5            > = 2.5x             35.0          150.0            25.0

    4     > = 2.00x, but < 2.50x      30.0          125.0            0.0

    3     > = 1.50x, but < 2.00x      25.0          100.0            0.0

    2     > = 1.00x, but < 1.50x      22.5           87.5            0.0

    1             < 1.00x             20.0           75.0            0.0
--------------------------------------------------------------------------------

The Applicable Margin shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; PROVIDED that if Borrower fails to timely deliver the next Compliance Certificate, the Applicable Margin from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

     "APPLICABLE PAYMENT DATE" means, (a) as to any Offshore Rate Loan, the last day of the relevant Interest Period and any date that such Loan is prepaid or converted in whole or in part and the Termination Date; PROVIDED that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls every three months after the beginning of such Interest Period, and (b) as to any other Obligations, the last Business Day of each calendar quarter and the Termination Date; PROVIDED FURTHER that interest accruing at the Default Rate shall be payable from time to time at any time upon demand of Administrative Agent.

     "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended January 28, 1999, and the related consolidated statements of income and cash flows for such fiscal year.

     "BANK OF AMERICA" means Bank of America, N.A.

     "BASE RATE" means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE LOAN" means a Loan which bears interest based on the Base Rate.

     "BORROWER" has the meaning set forth in the introductory paragraph hereto.

     "BORROWING" and "BORROW" each mean a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Periods.

     "BORROWING DATE" means the date that a Loan is made, which shall be a Business Day.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "CHANGE OF CONTROL" means that (a) any Person or two or more Persons acting in concert (other than (i) R.M. Long or the descendants of V.M. Long or R.M. Long, (ii) any trustee, personal representative, attorney-in-fact, proxyholder or other representative or agent acting for the descendants of either, (iii) the Thomas J. Long Foundation, (iv) the J.M. Long Foundation, and (v) any deferred compensation plan or other employee benefit plan established by the Borrower or the Parent, including, without limitation, the Borrower's existing Employee Profit Sharing Plan and the Borrower's existing 401(k) plan) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Parent or (b) Borrower ceases to be a wholly-owned Subsidiary of Parent.

     "CLOSING DATE" means the date all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with SECTION 4.01.

     "COMMITMENT" means, for each Lender at any time, the obligation of such Lender to make Extensions of Credit in an aggregate principal amount not exceeding the amount set forth for such time opposite such Lender's name on
SCHEDULE 2.01 at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "COMBINED COMMITMENTS").

     "COMMITTED LOAN" means a Loan of any type made to Borrower by Lenders in accordance with its Pro Rata Share pursuant to SECTION 2.01, except as otherwise provided herein.

     "COMMITTED LOAN NOTE" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of EXHIBIT C (collectively, the "COMMITTED LOAN NOTES").

     "COMPETITIVE BID" means (a) a written bid delivered to Administrative Agent to provide Competitive Loans, substantially in the form of EXHIBIT E-2, duly completed and signed by a Lender, or (b) a telephonic bid made by a Lender to Administrative Agent to provide Competitive Loans including the substance of EXHIBIT E-2, promptly confirmed by a written Competitive Bid.

     "COMPETITIVE BID MAXIMUM" means the maximum amount(s) a Lender is willing to bid under a Competitive Bid for all Competitive Loans included therein and/or individual Competitive Loans included therein.

     "COMPETITIVE BID REQUEST" means a written request, or telephonic request promptly followed by a written request, substantially in the form of EXHIBIT E-1, duly completed and signed by a Responsible Officer, or any individual designated in writing by a Responsible Officer.

     "COMPETITIVE LOAN" means a Loan made by a Lender pursuant to SECTION 2.03.

     "COMPETITIVE LOAN DESIGNATED BIDDER" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the equivalent grade) by S&P that, in either case, (i) is organized under the laws of the United States or any state thereof, (ii) shall have been designated as such pursuant to
SECTION 2.03(l), and (iii) is not otherwise a Lender.

     "COMPETITIVE LOAN LIMIT" means $15,000,000.

     "COMPETITIVE LOAN MINIMUM AMOUNT" means, with respect to each of the following actions with respect to each type of Competitive Loan, the following amounts set forth opposite such action under such type of Competitive Loan (a reference to "COMPETITIVE LOAN MINIMUM AMOUNT" shall also be deemed a reference to the multiples in excess thereof set forth on the last line below):

            -------------------------------------------------------
                           ACTION                  MINIMUM AMOUNT
            -------------------------------------------------------
            Competitive Bid Requests                    $10,000,000
            -------------------------------------------------------
            Competitive Bids                             $1,000,000
            -------------------------------------------------------
            Competitive Loans                            $1,000,000
            -------------------------------------------------------
            With multiples in excess of above
            amounts equal to                               $500,000
            -------------------------------------------------------

     "COMPETITIVE LOAN NOTE" means the promissory note made by Borrower to a Lender evidencing Competitive Loans made by such Lender, substantially in the form of EXHIBIT E-3 (collectively, the "COMPETITIVE LOAN NOTES").

     "COMPETITIVE LOAN REQUISITE TIME" means, with respect to any of the actions listed below, the time and date set forth opposite such action (all times are local time (standard or daylight) as observed in the Governing State):

    -----------------------------------------------------------------------
              TYPE OF ACTION                             TIME
    -----------------------------------------------------------------------
    Delivery of Competitive Bid Request   9:00 a.m. 1 Business Day prior to
                                          Borrowing Date
    -----------------------------------------------------------------------
    Delivery of Competitive Bid           7:30 a.m. on Borrowing Date
    -----------------------------------------------------------------------
    Bid by Bank of America                7:15 a.m. on Borrowing Date
    -----------------------------------------------------------------------

    Borrower's acceptance of              8:30 a.m. on Borrowing Date
    Competitive Bids
    -----------------------------------------------------------------------

     "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT B, properly completed and signed by a Responsible Officer of Borrower.

     "CONSOLIDATED EBIT" means, for any period, for Parent and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, and (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income.

     "CONSOLIDATED EBITDA" means, for any period, for Parent and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

     "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Parent and its Subsidiaries, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than Parent or any of its Subsidiaries.

     "CONSOLIDATED INTEREST CHARGES" means, for any period, for Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Parent and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent payable by Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, for Parent and its Subsidiaries on a consolidated basis, the net income of Parent and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

     "CONTINUATION" and "CONTINUE" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONVERSION" and "CONVERT" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

     "CREDIT PARTY" means (a) Borrower, (b) any Guarantor or other Person other than Lenders and any Affiliates of Lenders, Administrative Agent, Letter of Credit Issuer from time to time party to a Loan Document, or (c) Parent.

     "DEBT TO CAPITAL RATIO" means, as of any date of determination, for Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Funded Indebtedness plus Shareholders' Equity.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "DEFAULT" means any Event of Default or any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" means an interest rate equal to the Base Rate PLUS the Applicable Margin, if any, applicable to Base Rate Loans PLUS 2% per annum, to the fullest extent permitted by applicable Laws; PROVIDED that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum.

     "DESIGNATED DEPOSIT ACCOUNT" means a deposit account maintained by Borrower with Bank of America, as from time to time designated by Borrower to Administrative Agent.

     "DISPOSITION" or "DISPOSE" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

     "DOLLAR" and "$" means lawful money of the United States of America.

     "EARN-OUT AMOUNTS" means for any acquisition by any Person (the "acquiror") actual amounts paid and the amount of payments that the acquiror or any of its Affiliates is obligated to make in the future under any covenant not to compete, consulting agreements, earn-up or earn-out agreements and other deferred payment obligations incurred in connection with such acquisition (the amount of any such future payments shall, as of any date of calculation, be estimated by applying reasonable assumptions based on facts known at the time of calculation and discounted to present value using the Base Rate as in effect on the date of determination).

     "ELIGIBLE ASSIGNEE" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower. No Credit Party or any Affiliate of a Credit Party shall be an Eligible Assignee.

     "ENVIRONMENTAL LAWS" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

     "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "EVENT OF DEFAULT" means any of the events specified in SECTION 8.

     "EXISTING CREDIT FACILITY" means that certain Business Loan Agreement, dated as of November 26, 1997 between Borrower and Bank of America.

     "EXTENSION OF CREDIT" means (a) the Borrowing of Loans, (b) the Conversion or Continuation of any Loans, or (c) any Letter of Credit Action which has the effect of increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "EXTENSIONS OF CREDIT").

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

     "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBIT for the period of the four prior fiscal quarters ending on such date and (ii) actual lease and rental expense of Parent and its Subsidiaries on a consolidated basis for such period to (b) the sum of (i) Consolidated Interest Charges during such period and (ii) lease and rental expense during such period.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of reflect such change in GAAP (subject to the approval of the Requisite Lenders), PROVIDED that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent, and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     "GOVERNING STATE" means the State of California.

     "GOVERNMENTAL AUTHORITY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     "GUARANTOR" means any Person now or hereafter obligated as a guarantor under the Guaranty.

     "GUARANTY" means the Guaranty in the form of EXHIBIT G with such changes as the Agent may approve.

     "GUARANTY OBLIGATION" means, as to any Person, any (a) guaranty by that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "INDEBTEDNESS" means, as to any Person at a particular time, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

            (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (e) lease payment obligations under capital leases or Synthetic Lease Obligations; and

            (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Requisite Lenders.

     "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 10.13.

     "INDEMNITEES" has the meaning set forth in SECTION 10.13.

     "INTEREST PERIOD" means, for each Offshore Rate Loan, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Termination Date, or (y) one, two, three or six months thereafter, as requested by Borrower; PROVIDED that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) unless Administrative Agent otherwise consents, there may not be more than seven Interest Periods in effect at any time.

     "INVESTMENT" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IRC" means the Internal Revenue Code of 1986.

     "IRS" means the Internal Revenue Service.

     "LAWS" or "LAW" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

     "LENDER" means each lender from time to time party hereto and, as the context requires, Swing Line Lender and Letter of Credit Issuer. A Competitive Loan Designated Bidder shall be deemed to be either a Lender (but shall not be counted in determining the Requisite Lenders) or a participant with respect to Competitive Loans made by it, as set forth in and subject to SECTION 2.03(l).

     "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such on SCHEDULE 10.02, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

     "LETTER OF CREDIT" means any commercial letter of credit issued or outstanding hereunder.

     "LETTER OF CREDIT ACTION" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

     "LETTER OF CREDIT APPLICATION" means an application for a Letter of Credit Action from time to time in use by Letter of Credit Issuer.

     "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" means a blocked deposit account at Bank of America with respect to which Borrower hereby grants a security interest in such account to Administrative Agent for and on behalf of Lenders as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

     "LETTER OF CREDIT EXPIRATION DATE" means the Termination Date.

     "LETTER OF CREDIT ISSUER" means Bank of America, or any successor Letter of Credit Issuer hereunder.

     "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of the combined Commitments and $15,000,000.

     "LETTER OF CREDIT USAGE" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit PLUS the aggregate amount of all drawings under the Letters of Credit honored by Letter of Credit Issuer and not reimbursed to Letter of Credit Issuer by Borrower or converted into Committed Loans.

     "LEVERAGE RATIO" means, as of any date of determination, for Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the four fiscal quarter period ending on that date.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     "LOAN" means any advance made by any Lender to Borrower as provided in
SECTION 2 (collectively, the "LOANS").

     "LOAN DOCUMENTS" means this Agreement and any Note, the Guaranty, any Letter of Credit Application, any Request for Extension of Credit, any certificate, any fee letter, and any other instrument, document or agreement from time to time delivered in connection with this Agreement.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, assets, operations, or financial condition of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Credit Party to perform the Obligations, all as determined by Required Lenders in good faith.

     "MATERIAL SUBSIDIARY" means at any time any Subsidiary which accounts for more than (i) 5% of the consolidated assets of Borrower and its Subsidiaries or
(ii) 5% of consolidated revenue of Borrower and its Subsidiaries.

     "MINIMUM AMOUNT" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                              Minimum     Multiples in
                  Type of Action              Amount     excess thereof
         --------------------------------------------------------------
         Borrowing or prepayment of, or        $500,000     $100,000
         Conversion into, Base Rate Loans

         Borrowing or prepayment of,         $5,000,000    $1,000,000
         Continuation of, or Conversion
         into, Offshore Rate Loans

         Borrowing or prepayment of,           $100,000       None
         Swing Line Loans

         Letter of Credit Action                   None       None

         Reduction in Commitments            $1,000,000     $500,000

         Assignments                         $5,000,000       None

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

     "NEGATIVE PLEDGE" means a Contractual Obligation that restricts Liens on property.

     "NOTES" means, collectively, the Committed Loan Notes and the Competitive Loan Notes.

     "NOTICE OF ASSIGNMENT AND ACCEPTANCE" means a Notice of Assignment and Acceptance substantially in the form of EXHIBIT D.

     "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Credit Party or any Subsidiary or Affiliate of any Credit Party.

     "OFFSHORE BASE RATE" has the meaning set forth in the definition of Offshore Rate.

     "OFFSHORE RATE" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                                        OFFSHORE BASE RATE
               Offshore Rate = ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

            Where,

            "OFFSHORE BASE RATE" means, for such Interest Period:

            (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement

     Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b)     in the event the rate referenced in the preceding subsection
     (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

            "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

     "OFFSHORE RATE LOAN" means a Committed Loan bearing interest based on the Offshore Rate or a Competitive Loan that bears interest based on the Offshore Base Rate.

     "ORDINARY COURSE DISPOSITIONS" means:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

            (c) Dispositions of assets or property to the extent that such assets or property are exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or its Subsidiary determine in good faith that the failure to replace such assets or property will not be detrimental to the business of Borrower or such Subsidiary; and

            (d) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower;

PROVIDED that no such Disposition, except for dispositions described in (d) above made to Borrower or a Guarantor, shall be for less than the fair market value of the property being disposed of.

     "ORDINARY COURSE INDEBTEDNESS" means:

            (a)     Indebtedness under the Loan Documents;

            (b) intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary of Borrower;

            (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

            (d)     Ordinary Course Swap Obligations.

     "ORDINARY COURSE LIENS" means:

            (a)     Liens or Negative Pledges pursuant to any Loan Document;

            (b) Liens for taxes, assessments, and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

            (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person; and

            (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

     "ORDINARY COURSE SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and
(b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default referred to in SECTION 8.01(f)(ii)).

     "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

     "OUTSTANDING OBLIGATIONS" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender the sum of (i) the aggregate outstanding principal amount of all Loans (excluding, in the case of the Swing Line Lender, Swing Line Loans) made by such Lender, (ii) such Lender's ratable participation in all Letter of Credit Usage, and (iii) such Lender's ratable participation in all outstanding Swing Line Loans.

     "PARENT" means Longs Drug Stores Corporation, a Maryland corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "PERSON" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

     "PLAN" means any employee benefit plan maintained or contributed to by a Credit Party or by any trade or business (whether or not incorporated) under common control with a Credit Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     "PRO RATA SHARE" means, with respect to each Lender, the percentage of the combined Commitments set forth opposite the name of that Lender on SCHEDULE 2.01, as such share may be adjusted pursuant to SECTION 10.22 or for assignments pursuant to SECTION 10.04.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder (other than an event for which the applicable 30 day notice period has been waived by such regulations), a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     "REQUEST FOR EXTENSION OF CREDIT" means a written request substantially in the form of EXHIBIT A duly completed and signed by a Responsible Officer of Borrower, or any individual designated in writing by a Responsible Officer of Borrower, and delivered to Administrative Agent by Requisite Notice. In the case of a request for a Letter of Credit Action, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

     "REQUISITE LENDERS" means, as of any date of determination: (a) if there is only one Lender, then that Lender or (b) if there is more than one Lender, then (i) if the Commitments are then in effect, at least two Lenders (excluding any Lenders not funding when required to so hereunder) having in the aggregate more than 50% of the combined Commitments then in effect or (ii) if the Commitments have then been terminated and there are Outstanding Obligations, at least two Lenders holding Outstanding Obligations aggregating more than 50% of such Outstanding Obligations; PROVIDED that Competitive Loan Designated Bidders shall not be counted in any determination of the Requisite Lenders.

     "REQUISITE NOTICE" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on SCHEDULE 10.02 or as otherwise designated by such recipient by Requisite Notice to each other party hereto, and (ii) if made by any Credit Party, given or made by a Responsible Officer of such Credit Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in SECTION 10.02. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

     "REQUISITE TIME" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the state where Administrative Agent's Office is located):

                    Type of Action                   Time                Date of Action
      -------------------------------------------------------------------------------------------
      Delivery of Request for Extension of
      Credit for, or notice for:

      -    Borrowing of, prepayment of, or       8:30 a.m.    Same date as such Borrowing,
           Conversion into, Base Rate Loans                   prepayment or Conversion

      -    Borrowing of, prepayment of,          10:00 a.m.   3 Business Days prior to such
           Continuation of, or Conversion into,               Borrowing, prepayment Continuation
           Offshore Rate Loans                                or Conversion

      -    Borrowing of, or prepayment of,       1:00 p.m.    Same date as such Borrowing or
           Swing Line Loans                                   prepayment

      -    Letter of Credit Action               10:00 a.m.   2 Business Days prior to such action
                                                              (or such lesser time which is
                                                              acceptable to Letter of Credit
                                                              Issuer)

      -    Voluntary reduction in or             10:00 a.m.   2 Business Days prior to such
           termination of Commitments                         reduction or termination

      Payments by Lenders or Borrower to         11:00 a.m.   On date payment is due
      Administrative Agent


     "RESPONSIBLE OFFICER" means the Chairman, the Chief Executive Officer, the President, the Corporate Secretary, the Chief Financial Officer, Principal Accounting Officers, Treasurer or Controller of the Parent or Borrower, or the president, chief financial officer, treasurer or assistant treasurer of any other Credit Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

     "RESTRICTED PAYMENT" means:

            (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower);

            (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

            (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly;

            (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

            (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

     "RITE-AID ACQUISITION" means the acquisition by the Borrower of up to 38 store locations and related assets from the Rite Aid Corporation pursuant to, and on the terms set forth in, the Rite Aid Acquisition Documents for a Total Consideration not exceeding $114,000,000 (exclusive of transaction costs) plus the value of the acquired inventory and fixed assets determined in accordance with the Rite Aid Acquisition Documents.

     "RITE AID ACQUISITION DOCUMENTS" means the Asset Purchase Agreement, dated as of September 15, 1999, among Borrower, Rite Aid Corporation, and Thrifty Payless, Inc.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SHAREHOLDERS' EQUITY" means, as of any date of determination for Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

     "SUBSIDIARY" means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

     "SWING LINE" means the revolving line of credit established by Swing Line Lender in favor of Borrower pursuant to SECTION 2.05.

     "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) 15,000,000 and (b) the combined Commitments; the Swing Line Sublimit is part of the Commitments and not a separate commitment.

      "SWING LINE LENDER" means Bank of America, or any successor swing line Lender hereunder.

     "SWING LINE LOAN" means a loan which bears interest at a rate per annum equal to interest payable on a Base Rate Loan (plus the Applicable Margin, if any) and made by Swing Line Lender to Borrower under the Swing Line.

     "SYNTHETIC LEASE OBLIGATIONS" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "TERMINATION DATE" means October 15, 2004, as such date may be earlier terminated or extended in accordance with the terms hereof.

     "THRESHOLD AMOUNT" means $25,000,000.

     "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

     "TOTAL CONSIDERATION" means for any acquisition by any Person (the "acquiror") the sum (without duplication) of: (a) the total amount of cash and cash equivalents paid by the acquiror or any of its Affiliates in connection with such acquisition, (b) Indebtedness incurred or assumed by the acquiror or any of its Affiliates in connection with such acquisition (including any Indebtedness payable to the seller), (c) the then-current value of any equity interests issued by the acquiror or any of its Affiliates in connection with such acquisition, (d) Guaranty Obligations incurred or assumed by the acquiror or any of its Affiliates in connection with such acquisition (including any Guaranty Obligations owed to the seller), and (e) Earn-out Amounts in connection with such acquisition.

     "TYPE" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan, (c) a Swing Line Loan, and (d) a Competitive Loan bearing interest at an Absolute Rate.

     "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

     1.02   USE OF CERTAIN TERMS.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

     (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

     (c) The words "HEREIN" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "INCLUDING" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

     (d) The term "OR" is disjunctive; the term "AND" is conjunctive. The term "SHALL" is mandatory; the term "MAY" is permissive. Masculine terms also apply to females; feminine terms also apply to males.

     1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein. Unless otherwise stated, references to fiscal periods are to those of Parent.

     1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any statute, regulation, or other law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute, regulation, or other law.

                                    SECTION 2.
                      THE COMMITMENTS AND EXTENSIONS OF CREDIT

     2.01   COMMITTED LOANS.

     (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Committed Loans until the Termination Date as Borrower may from time to time request; PROVIDED that the Outstanding Obligations of each Lender (excluding any outstanding Competitive Loans of such Lender) shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. Subject to the foregoing, and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein.

     (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

     (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

     (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in SECTION 4, all funds so received shall be made available to Borrower in like funds received. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

     (c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of the Requisite Lenders, and the Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans. Such Conversion shall be effective upon notice to Borrower and shall continue so long as such Default continues to exist.

     (d) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     (e) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     2.03   COMPETITIVE LOANS.

     (a) Subject to the terms and conditions hereof, at any time and from time to time until the Termination Date, each Lender may in its sole and absolute discretion make Competitive Loans to Borrower in such principal amounts as Borrower may request; PROVIDED that the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time and the aggregate outstanding principal amount of all Competitive Loans shall not exceed the Competitive Loan Limit at any time. The aggregate outstanding principal amount of Competitive Loans and Committed Loans made by any Lender may exceed its Commitment PROVIDED that the Outstanding Obligations of any Lender (excluding its outstanding Competitive Loans) do not exceed such Lender's Commitment. The Competitive Loans shall be deemed to utilize the combined Commitments by an amount equal to the aggregate outstanding principal amount thereof.

     (b) Borrower may irrevocably request Competitive Loans in a Competitive Loan Minimum Amount therefor by delivering a Competitive Bid Request by Requisite Notice to Administrative Agent not later than the Competitive Loan Requisite Time therefor. Borrower may not request Competitive Bids for more than three maturities nor request more than one type of Competitive Loan in a single Competitive Bid Request. Unless Administrative Agent otherwise agrees, in its sole and absolute discretion, Borrower may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

     (c) No Competitive Bid Request shall be made for a maturity of less than one day or more than seven days, or in any case with a maturity date subsequent to the Termination Date. No more than ten different maturities for Competitive Loans may be outstanding at any time.

     (d) Administrative Agent shall promptly notify Lenders of a Competitive Bid Request by delivering a written copy thereof to Lenders. Each Lender may, in its sole and absolute discretion, bid or not bid on all or a portion of the Competitive Loans requested in such Competitive Bid Request by delivering by Requisite Notice an irrevocable, Competitive Bid to Administrative Agent by the Competitive Loan Requisite Time for delivering Competitive Bids.

Any Competitive Bid received after such Competitive Loan Requisite Time, that is in a form other than a Competitive Bid, or that is otherwise not responsive to the Competitive Bid Request shall be disregarded. A Lender may subsequently correct any Competitive Bid containing a manifest error if it does so by the Competitive Loan Requisite Time for delivering Competitive Bids. Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

     (e) The Competitive Bid Maximum offered by a Lender for any Competitive Loan(s) requested in a Competitive Bid may be less than the principal amount of such Competitive Loan(s) requested by Borrower, but shall not be less than the Competitive Loan Minimum Amount for any Competitive Loan for which such Lender is bidding. Each Competitive Bid shall expire unless accepted by Borrower prior to the Competitive Loan Requisite Time for accepting Competitive Bids.

     (f) Administrative Agent shall promptly notify Borrower of the names of Lenders providing conforming Competitive Bids and the terms of such Competitive Bids. Borrower may, in its sole and absolute discretion, accept or reject any Competitive Bid, or any portion thereof, PROVIDED that if Borrower accepts any Competitive Bid, or any portion thereof, all of the following shall apply: (i) Borrower must notify Administrative Agent of its acceptance of any Competitive Bids not later than the Competitive Loan Requisite Time for doing so, (ii) Borrower must accept all Competitive Bids at all lower fixed interest rates before accepting any portion of Competitive Rate Bids at a higher fixed interest rate, (iii) each Competitive Loan to be made must be in a Competitive Loan Minimum Amount therefor, (iv) if two or more Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then, unless otherwise agreed by Borrower, Administrative Agent and such Lenders, Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Competitive Bid Maximum of each Lender for such Competitive Loan bears to the aggregate Competitive Bid Maximums of all such Lenders for such Competitive Loans (subject to clause (iv) above), and (v) Borrower may not accept Competitive Bids for an aggregate amount in excess of the Competitive Loans requested in its Competitive Bid Request.

     (g) Administrative Agent shall promptly notify each Lender whose Competitive Bid, or any portion thereof, has been accepted or rejected by Borrower, by telephone (which notification shall promptly be confirmed in writing), delivered in person or by telecopier. Any Competitive Bid, or portion thereof, not timely accepted by Borrower and/or timely notified by Administrative Agent to a Lender as having been accepted shall be deemed rejected.

     (h) Each Lender which has had a Competitive Bid, or portion thereof, accepted by Borrower shall make the funds for its Competitive Loan(s) available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for making such funds available on the Business Day specified in such Competitive Loan Request. Upon satisfaction of the applicable conditions set forth in SECTION 4, Administrative Agent shall make all funds so received available to Borrower. If such conditions are not satisfied on such date, Administrative Agent shall return such funds to the Lenders making such funds available without interest.

     (i) Administrative Agent shall notify all Lenders promptly after each Competitive Bid auction of the ranges of bids submitted and accepted for each Competitive Loan and the aggregate amount of Competitive Loans borrowed.

     (j) Each Lender's Competitive Loan shall be evidenced by that Lender's Competitive Loan Note or by one or more loan accounts or records maintained by such Lender in the ordinary course of business, in each case subject to SECTION 2.01(b).

     (k) Each Competitive Loan shall be due and payable on the maturity date of such Competitive Loan, together with all interest thereon at the applicable Absolute Rate.

     (l) Any Lender may designate one or more Competitive Loan Designated Bidders to have a right, in addition to itself, to offer and make Competitive Loans hereunder by causing such Competitive Loan Designated Bidders to become a party to this Agreement by duly executing and delivering to Administrative Agent a Competitive Loan Designated Bidder Joinder Agreement substantially in the form of EXHIBIT E-4 hereto. Administrative Agent shall notify Borrower of any such Competitive Loan Designated Bidders. Upon Administrative Agent accepting an appropriately completed Competitive Loan Designated Bidder Joinder Agreement, the Competitive Loan Designated Bidder shall be deemed to be a direct party to this Agreement subject to the following:

            (i) a Competitive Loan Designated Bidder shall have the rights and obligations of a Lender under this SECTION 2.03, including being solely liable for the performance of its obligations relating to its Competitive Loans, except that the designating Lender may retain some or all of such rights, such as receiving and giving notices directly from and to Administrative Agent and funding and receiving payments directly through Administrative Agent, as provided in a Competitive Loan Designated Bidder Joinder Agreement. A Lender may revoke any designation of a Competitive Loan Designated Bidder at any time upon written notice to Administrative Agent, but such revocation shall not affect the rights and obligations of a Competitive Loan Designated Bidder as to any of its outstanding Competitive Loans;

            (ii) except as aforesaid, a Competitive Loan Designated Bidder shall have only the rights of a participant with respect to its Competitive Loans as set forth in SECTION 10.04(d); PROVIDED that notwithstanding
     SECTION 10.04(d)(iii), a Competitive Loan Designated Bidder shall have rights only under SECTIONS 3.01, 3.05 and 3.06 and SECTION 10.05, unless the Competitive Loan Designated Bidder Joinder Agreement provides that the Competitive Loan Designated Bidder shall have fewer rights; and

            (iii) upon the request of a Competitive Loan Designated Bidder made through Administrative Agent, Borrower shall execute and deliver a Competitive Loan Note to evidence Competitive Loans made by such Competitive Loan Designated Bidder. A Lender may revoke any designation of a Competitive Loan Designated Bidder at any time upon written notice to Administrative Agent, but such revocation shall not affect the rights and obligations of a Competitive Loan Designated Bidder as to any of its outstanding Competitive Loans.

     (m) Borrower shall pay to Administrative Agent for its own account an administration fee in an amount set forth in a letter agreement dated October 14, 1999, between Borrower and Administrative Agent for each Competitive Bid Request submitted (whether or not any bids are submitted or accepted) which fee shall be payable quarterly in arrears on each Applicable Payment Date.

     2.04   LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT SUBLIMIT. Subject to the terms and conditions set forth in this Agreement, until the Letter of Credit Expiration Date, Letter of Credit Issuer shall take such Letter of Credit Actions under the Commitments as Borrower may from time to time request; PROVIDED that (i) the Outstanding Obligations of each Lender (excluding any outstanding Competitive Loans of such Lender) shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Each Letter of Credit Action shall be in a form acceptable to Letter of Credit Issuer and shall not violate any policies of Letter of Credit Issuer. Subject to subsection (f) below and unless consented to by the Letter of Credit Issuer and the Requisite Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; PROVIDED that no Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after the Letter of Credit Expiration Date, Borrower shall, not later than the Letter of Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

     (b) REQUESTING LETTER OF CREDIT ACTIONS. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Letter of Credit Issuer, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Unless Administrative Agent notifies Letter of Credit Issuer that such Letter of Credit Action is not permitted hereunder or Letter of Credit Issuer notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Letter of Credit Issuer, Letter of Credit Issuer shall, upon satisfaction of the applicable conditions set forth in SECTION 4, with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Letter of Credit Issuer in an amount equal to that Lender's Pro Rata Share thereof.

     (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Borrower shall reimburse Letter of Credit Issuer through Administrative Agent for any payment that Letter of Credit Issuer makes under a Letter of Credit on or before the date of such payment; PROVIDED that if the conditions precedent set forth in
SECTION 4 can be satisfied, Borrower may request a Borrowing of Committed Loans to reimburse Letter of Credit Issuer for such payment pursuant to SECTION 2.02, or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Committed Loans which are Base Rate Loans on such payment date pursuant to subsection (e) below.

     (d)    FUNDING BY LENDERS WHEN LETTER OF CREDIT ISSUER NOT REIMBURSED.
Upon any drawing under a Letter of Credit, Letter of Credit Issuer shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Letter of Credit Issuer shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified by

Administrative Agent, and Administrative Agent shall remit the funds so received to Letter of Credit Issuer. The obligation of each Lender to so reimburse Letter of Credit Issuer shall be absolute and unconditional and shall not be affected by the occurrence of a Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Letter of Credit Issuer for the amount of any payment made by Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

     (e) NATURE OF LENDERS' FUNDING. If the conditions precedent set forth in SECTION 4 can be satisfied (except for the giving of a Request for Extension of Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a Borrowing of Committed Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in SECTION 4 cannot be satisfied on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its risk participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Letter of Credit Issuer against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Such funds shall be payable by Lenders upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the daily Federal Funds Rate.

     (f)    SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT.
Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Letter of Credit Issuer consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Letter of Credit Issuer that Requisite Lenders have elected not to permit such extension or renewal, the Credit Parties, Administrative Agent and Lenders shall be deemed to have authorized (but may not require) Letter of Credit Issuer to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Letter of Credit Issuer, Borrower shall not be required to request such extension or renewal. Letter of Credit Issuer may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

     (g) OBLIGATIONS ABSOLUTE. The obligation of Borrower to pay to Letter of Credit Issuer the amount of any payment made by Letter of Credit Issuer under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

            (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

            (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

            (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Letter of Credit Issuer, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

            (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

            (v) payment by Letter of Credit Issuer in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Letter of Credit Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

            (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

            (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

            (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

            (ix) any failure or delay in notice of shipments or arrival of any property;

            (x) any error in the transmission of any message relating to a Letter of Credit not caused by Letter of Credit Issuer, or any delay or interruption in any such message;

            (xi) any error, neglect or default of any correspondent of Letter of Credit Issuer in connection with a Letter of Credit;

            (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Letter of Credit Issuer;

            (xiii) so long as Letter of Credit Issuer in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Letter of Credit Issuer in connection with a Letter of Credit; and

            (xiv) where Letter of Credit Issuer has acted in good faith under any other circumstances whatsoever.

     In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Letter of Credit Issuer in writing. Borrower shall be conclusively deemed to have waived any such claim against Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

     (h) ROLE OF LETTER OF CREDIT ISSUER. Each Lender and Credit Party agree that, in paying any drawing under a Letter of Credit, Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Letter of Credit Issuer shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Letter of Credit Issuer, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (i) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Letter of Credit Issuer, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC"), and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

     (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO LETTER OF CREDIT ISSUER. On each Applicable Payment Date, Borrower shall pay to Administrative Agent for the sole account of Letter of Credit Issuer for each Letter of Credit, a $75 fronting fee, payable upon the issuance thereof. In addition, Borrower shall pay directly to Letter of Credit Issuer, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

     2.05   SWING LINE.

     (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans until the Termination Date in such amounts as Borrower may from time to time request; PROVIDED that (i) the aggregate principal amount of all Swing Line Loans shall not exceed the Swing Line Sublimit, and (ii) the Outstanding Obligations of each Lender (excluding any outstanding Competitive Loans of such Lender) shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon Requisite Notice to Borrower. Without the consent of Requisite Lenders and Swing Line Lender, no Swing Line Loan shall be made during the continuation of a Default. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by Swing Line Lender, Borrowings under the Swing Line shall be made in the Minimum Amount therefor upon Requisite Notice made to Swing Line Lender not later than the Requisite Time therefor.

     (b) Unless notified to the contrary by Swing Line Lender, Borrower may request Swing Line Loans in the Minimum Amount therefor upon Requisite Notice made to Swing Line Lender not later than the Requisite Time therefor. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in SECTIONS 4.02(a) and (b) are satisfied. Promptly after receipt of such request, Swing Line Lender shall obtain telephonic verification from the Administrative Agent that there is availability for such Swing Line Loan under the Revolving Commitments. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be made directly to Swing Line Lender in the Minimum Amount therefor by payment or debit at a demand deposit account at the Swing Line Lender. Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein. Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Swing Line Lender a risk participation therein in an amount equal to that Lender's Pro Rata Share TIMES the amount of such Swing Line Loan.

     (c) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the rate of interest payable on Base Rate Loans (plus the Applicable Margin, if any) upon demand of Swing Line Lender and on the Termination Date. Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

     (d) Borrower shall repay each Swing Line Loan on the earliest of (i) the fifth Business Day after it is made, (ii) upon demand made by Swing Line Lender and (iii) the Termination Date. Borrower shall repay the principal amount of each Swing Line Loan by payment directly to Swing Line Lender or by debit at a demand deposit account at the Swing Line Lender not later than the Requisite Time for payments hereunder. If the conditions precedent set forth in SECTION
4.02 can be satisfied, Borrower may request a Borrowing of Loans to repay Swing Line Lender pursuant to SECTION 2.02, or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (f) below.

     (e) If Borrower fails to timely make any principal or interest payment on Swing Line Loans, Swing Line Lender shall notify the Administrative Agent of such fact and the unpaid amount. The Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of Borrower to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein.

     (f) If the conditions precedent set forth in SECTION 4.02 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to make, but fails to make, a repayment of Swing Line Loans, the funding by the Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in SECTION 4.02 cannot be satisfied on the date Borrower is obligated to make, but fails to make, such payment, the funding by the Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its participation in such Swing Line Loans, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of Swing Line Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.

     2.06   PREPAYMENTS.

     (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in SECTION 3.05.

     (b) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

     (c) Each payment or prepayment on account of Competitive Loans must be made ratably among all outstanding Competitive Loans of the same type borrowed on the same day; PROVIDED that no Competitive Loan may be prepaid without the prior written consent of Lender making such Competitive Loan.

     2.07   REDUCTION OR TERMINATION OF COMMITMENTS.   (a)  IN GENERAL.  Each
reduction of the Commitments required or permitted by this SECTION 2.07 is separate and cumulative, so that any one such reduction shall not diminish any other such reduction, and the reductions applicable to the Commitments on any date shall be the aggregate amount of the reductions occurring on or before such date. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share TIMES the amount of each such reduction. To the extent not theretofore terminated pursuant to other provisions of this Agreement, all Commitments shall terminate on the Termination Date and all Loans then outstanding shall be due and payable on such date together with accrued interest thereon.

     (b) OPTIONAL. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments.

     (c) MANDATORY. The Commitments shall be mandatorily reduced on the following dates by the following amounts:

-------------------------------------------------------------------------
   DATE OF REDUCTION      AMOUNT OF REDUCTION     COMBINED COMMITMENTS
                                                    AFTER REDUCTION
-------------------------------------------------------------------------
    October 15, 2001          $20,000,000             $110,000,000
-------------------------------------------------------------------------
    October 15, 2002          $15,000,000              $95,000,000
-------------------------------------------------------------------------
    October 15, 2003          $20,000,000              $75,000,000
-------------------------------------------------------------------------

     2.08   PRINCIPAL AND INTEREST.

     (a) If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Committed Loan on the Termination Date.

     (b) Subject to subsection (c) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, PLUS, to the extent applicable in each case, the Applicable Margin.

     (c) If any amount payable by any Credit Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

     2.09   FEES.

     (a) COMMITMENT FEE. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a Commitment fee equal to the Applicable Margin TIMES the actual daily amount by which the combined Commitments exceed the Outstanding Obligations (excluding the Competitive Loans, Swing Line Loans, and Letter of Credit Usage). The commitment fee shall accrue at all times from the Closing Date until the Termination Date and shall be payable quarterly in arrears on each Applicable Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in SECTION 4 are not met.

     (b) AGENCY FEES. Borrower shall pay to Administrative Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

     (c) ARRANGEMENT FEE. On the Closing Date, Borrower shall pay to Arranger an arrangement fee in the amount set forth in a separate letter agreement between Borrower and Arranger. Such arrangement fee is for the services of Arranger in arranging the credit facilities under this Agreement and is fully earned on the date paid. The arrangement fee paid to Arranger is nonrefundable.

     2.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     2.11   MAKING PAYMENTS.

     (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office.

     (c) Subject to the definition of "Interest Period," if any payment to be made by any Credit Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

     (d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

            (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

            (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall return such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent,
     (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate. and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payments made by Borrower, each Lender shall, on demand of Administrative Agent, return it share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

     2.12 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                     SECTION 3.
                       TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01   TAXES.

     (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) such Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

     (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     3.02 ILLEGALITY. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04   INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines (which determination shall be based on an opinion of counsel provided to Borrower) that, after the date hereof, the adoption of any Laws:

            (i) subject such Lender to any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

            (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

            (iii) shall impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 BREAKFUNDING COSTS. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by Borrower to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

     (c) any assignment, in whole or in part, of any Commitments or Loans made by Bank of America within 180 days of the Closing Date;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     3.06   MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of Administrative Agent claiming compensation under this SECTION 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent may use any reasonable averaging and attribution methods. For purposes of this SECTION 3, a Lender shall be deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

     (b) Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand.

     (c) Upon any Lender making a claim for compensation under SECTIONS 3.01 or 3.04, Borrower may remove and replace such Lender in accordance with SECTION 10.22.

     3.07 SURVIVAL. All of Borrower's obligations under this SECTION 3 shall survive termination of the Commitments and payment in full of all Obligations.

                                    SECTION 4.
                    CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

     4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or items specified in subsections (iv) or (v) below with respect to which Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Closing
Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

            (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

            (ii) Committed Loan Notes executed by Borrower in favor of each Lender requesting a Committed Loan Note, each in a principal amount equal to that Lender's Commitment;

            (iii) Competitive Loan Notes executed by Borrower in favor of each Lender requesting a Competitive Loan Note, each in the principal amount of the Competitive Loan Limit;

            (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

            (v) such evidence as Administrative Agent may reasonably require to verify that each Credit Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Credit Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

            (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in SECTIONS 4.01(c) and (d) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

            (vii) an opinion of counsel to Borrower and Guarantors substantially in the form of EXHIBIT F hereto;

            (viii) written evidence that the Existing Credit Facility has been or will be concurrently terminated and all Liens securing obligations under the Existing Credit Facility has been or will be concurrently released;

            (ix) such evidence as Administrative Agent may reasonably require to verify the status of the Rite Aid Acquisition, together with a copy of the Rite Aid Acquisition Agreement accompanied by a certificate signed by a Responsible Officer of the Borrower, certifying that such copy is true, correct, and complete, that such agreement remains in full force and effect and, except as set forth in such certificate, has not been modified or amended;

            (x) the Guaranty, executed by each Subsidiary of Borrower, if any, required to be a party thereto on the Closing Date pursuant to SECTION 6.13; and

            (xi) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Letter of Credit Issuer or the Requisite Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

     (d) Each Credit Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default shall have occurred and be continuing.

     (e) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

     4.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this SECTION 4 or in
SECTION 2, the obligation of each Lender to make any Extension of Credit is subject to the following conditions precedent:

     (a) the representations and warranties of Borrower contained in SECTION 5, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date.

     (b) no Default exists, or would result from such proposed Extension of Credit.

     (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

     (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or the Requisite Lenders reasonably may require.

     Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied and on and as of the date of such Extension of Credit.

                                    SECTION 5.
                           REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and Lenders that:

     5.01 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each Credit Party is a corporation, partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

     5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Credit Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by each Credit Party, and constitute a legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with their respective terms.

     5.03 NO LEGAL BAR. The execution, delivery, and performance by each Credit Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Credit Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Credit Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Credit Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Credit Party or any of its Subsidiaries.

     5.04   FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly set forth therein.

     (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

     5.05 LITIGATION. Except as set forth in the Parent's Form 10-K, dated April 16, 1999, and on file with the Securities and Exchange Commission, no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against any Credit Party or any of its Subsidiaries or against any of their properties or revenues which would reasonably be expected to have a Material Adverse Effect.

     5.06 NO DEFAULT. Neither any Credit Party nor any of their respective Subsidiaries are in default under or with respect to any Contractual Obligation which would reasonably be expected to have a Material Adverse Effect, and no Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

     5.07 OWNERSHIP OF PROPERTY; LIENS. Each Credit Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Credit Party and their respective Subsidiaries have good and marketable title to all their other material property, and none of such property is subject to any Lien, EXCEPT as permitted in SECTION 7.02 and except such liens arising in the ordinary course of business as would not be material either individually or in the aggregate.

     5.08 TAXES. Each Credit Party and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Credit Party or its respective Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; PROVIDED that in each case no material item or portion of property of any Credit Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

     (b) No Credit Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.10   ERISA COMPLIANCE.

     (a) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Pension Plan.

     (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has a Material Adverse Effect.

     (c)    (i)  No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.11 INTANGIBLE ASSETS. Each Credit Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are material to the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

     5.12 COMPLIANCE WITH LAWS. Each Credit Party and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it, except where such failure of compliance would not have a Material Adverse Effect.

     5.13 ENVIRONMENTAL COMPLIANCE. Each Credit Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

     5.14 INSURANCE. The properties of each Credit Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

     5.15 YEAR 2000. Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by any Credit Party or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications and devices containing imbedded computer chips that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.16 DISCLOSURE. No statement, information, report, representation, or warranty made by any Credit Party in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                                    SECTION 6.
                               AFFIRMATIVE COVENANTS

     So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of its Subsidiaries (and Parent to the extent referenced therein), to:

     6.01 FINANCIAL STATEMENTS. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) as soon as available, but in any event within 105 days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Deloitte & Touche LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Requisite Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 Problem) not reasonably acceptable to the Requisite Lenders (provided that the delivery of such financial statements and audit report may be in the form of Parent's Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission), together with a certificate of a Responsible Officer of Parent or Borrower that such financial statements of the Parent and its Subsidiaries fairly presents in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries for the relevant period end and period; and

     (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Parent's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (provided that the delivery of such financial statements and certificate may be in the form of Parent's Quarterly Report on Form 10-Q for such fiscal quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission), together with a certificate of a Responsible Officer of Parent or Borrower that such financial statements of the Parent and its Subsidiaries fairly presents in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries for the relevant period end and period.

     6.02 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default hereunder or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

     (c) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent or Borrower by independent accountants in connection with the accounts or books of Parent or Borrower or any of their respective Subsidiaries, or any audit of any of them;

     (d) promptly after the same are available and to the extent not previously delivered pursuant to SECTION 6.01, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent or Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Parent or Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

     (e) promptly upon a Responsible Officer becoming aware of the occurrence thereof, notice of any Default;

     (f) notice of any material change in accounting policies or financial reporting practices by Parent or any of its Subsidiaries;

     (g) promptly after any Credit Party has knowledge of the commencement thereof, notice of any litigation, investigation or proceeding affecting any Credit Party where the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

     (h) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

     (i) promptly after the occurrence thereof, notice of any Material Adverse Effect;

     (j) promptly of any discovery or determination that any computer application (including those of its suppliers and vendors) that is material to any Credit Parties' or any of their Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect; and

     (k) promptly, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Credit Party or relating to the ability of Borrower to perform its obligations hereunder as from time to time may be reasonably requested by the Administrative Agent or, through the Administrative Agent, any Lender; provided that, in the event such data or information constitutes Confidential Information, then the Administrative Agent or Lender receiving such data or information shall be bound by the terms of Section 10.17 relating to such data or information.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

     6.03 PAYMENT OF TAXES. Pay and discharge when due all material taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Credit Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

     6.04 PRESERVATION OF EXISTENCE. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

     6.05 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties; PROVIDED that this Section shall not prevent Borrower, any Subsidiary or Parent from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.06 MAINTENANCE OF INSURANCE. Maintain liability and casualty insurance with responsible insurance companies reasonably satisfactory to Administrative Agent in such amounts and against such risks as is customary for similarly situated businesses to the extent such insurance is available on commercially reasonable terms.

     6.07   COMPLIANCE WITH LAWS.

     (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

     (b) Conduct its operations and keep and maintain its property in substantial compliance with all Environmental Laws, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     6.08 INSPECTION RIGHTS. Permit Administrative Agent or any Lender, or any employee, agent or representative thereof:

     (a) NO DEFAULT. If no Default then exists, at the expense of the Administrative Agent (subject to its right of reimbursement from the Lenders) or such Lender and upon reasonable prior notice to Borrower, to visit the principal executive office of Borrower, to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's officers and, with the consent of Borrower, which consent will not be unreasonably withheld, to visit the other offices and properties of Borrower and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) DEFAULT. If a Default then exists, at the expense of Borrower, to visit and inspect any of the offices or properties of Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, with the written consent of Borrower (which consent shall not be unreasonably withheld), independent public accountants at Borrower's executive offices, all at such times and as often as may be requested.

     6.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

     6.10 COMPLIANCE WITH ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law; (b) cause each Pension Plan which is qualified under Section 401(a) of the IRC to maintain a current favorable determination letter from the IRS with respect to the tax qualification of the Pension Plan; and (c) make all required contributions to any Pension Plan subject to Section 412 of the IRC.

     6.11 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or
(c) if the failure to comply therewith does not have a Material Adverse Effect.

     6.12 USE OF PROCEEDS. Use the proceeds of Extensions of Credit for (a) the Rite Aid Acquisition and (b) other lawful general corporate purposes not otherwise in contravention of this Agreement.

     6.13 GUARANTORS. The Borrower shall, except as set forth in the proviso below:

     (a) cause each Material Subsidiary in existence on the Closing Date to become a party to the Guaranty on the Closing Date; and

     (b) with respect to the period after the Closing Date, immediately upon any Person becoming a Material Subsidiary, (i) cause such Subsidiary to become a party to the Guaranty as a Guarantor and (ii) deliver, or cause such Subsidiary to deliver, to the Agent items relating to such Subsidiary and of the type specified in Section 4.01(a)(iv), (v), (vii) and (xi);

PROVIDED that the following Subsidiaries shall not be required to become
Guarantors: (x) RxAmerica L.L.C., and any Subsidiary (other than a wholly owned Subsidiary) of the Borrower acquired or created for the primary purpose of transacting electronic commerce.

                                    SECTION 7.
                                 NEGATIVE COVENANTS

     So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

     7.01 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, EXCEPT:

     (a)    Indebtedness outstanding on the date hereof and listed on SCHEDULE
7.01 and any refinancings, refundings, renewals or extensions thereof, PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

     (b)    Ordinary Course Indebtedness;

     (c) Unsecured Indebtedness not exceeding $70,000,000 in the aggregate at any time pursuant to private placements of Borrower debt made after the Closing Date;

     (d) Indebtedness secured by the Liens permitted by Section 7.02(e), (f), or (g) and not exceeding $25,000,000 in the aggregate at any time; and

     (e) Additional unsecured Indebtedness not exceeding in the aggregate at any time the sum of (i) $75,000,000 plus (ii) the amount by which $130,000,000 exceeds the then total amount of the combined Commitments.

     7.02 LIENS AND NEGATIVE PLEDGES. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, EXCEPT:

     (a)    Liens and Negative Pledges existing on the date hereof and listed on
SCHEDULE 7.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.01(a);

     (b)    Ordinary Course Liens;

     (c) Liens of a consignor of merchandise to Borrower or a Subsidiary on such consignor's merchandise, and any Lien of a lessor of equipment to Borrower or a Subsidiary on such lessor's leased equipment;

     (d) Liens securing Indebtedness of a Subsidiary to Borrower or to a Guarantor;

     (e) Liens existing on property of any business entity at the time of acquisition of or merging with or consolidating with such business entity by Borrower or a Subsidiary, so long as such Liens were not incurred, extended or renewed in contemplation of the acquisition of or merging with or consolidating with such business entity, PROVIDED that (i) the Lien shall attach solely to the property of the business entity so acquired or merged with or consolidated with,
(ii) at the time of acquisition of or merging with or consolidating with such business entity, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on the property of such business entity, whether or not assumed by Borrower or a Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of or merging with or consolidating with such business entity (as determined in good faith by one or more officers of Borrower or any Subsidiary, as the case may be, to whom authority to enter into the transaction has been delegated by the board of directors of Borrower or any Subsidiary, as the case may be), and (iii) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Section 7.01(d);

     (f) Liens given to secure the payment of the purchase price incurred in connection with the acquisition or construction of property (other than accounts or inventory) useful and intended to be used in carrying on the business of Borrower or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 365 days of such acquisition or the completion of such construction, PROVIDED that (i) the Lien shall attach solely to the property acquired, purchased or constructed,
(ii) at the time of acquisition or construction of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by Borrower or a Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition or construction of such property (as determined in good faith by one or more officers of Borrower or any Subsidiary, as the case may be, to whom authority to enter into the transaction has been delegated by the board of directors of Borrower or any Subsidiary, as the case may be), and (iii) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Section 7.01(d); and

     (g) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (e) and (f) of this Section 7.02; PROVIDED that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Indebtedness secured thereby shall not be increased on or after the date of any extension, renewal or replacement, (iii) the weighted average life to maturity of the Indebtedness secured by such Liens shall not be reduced, (iv) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Section 7.01(d), and (v) at such time and immediately after giving effect thereto, no Default shall have occurred and be continuing.

     7.03 FUNDAMENTAL CHANGES. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long as no Default exists or would result therefrom:

     (a) any Subsidiary of Borrower may merge with (i) Borrower PROVIDED that Borrower shall be the continuing or surviving corporation, (ii) with any one or more Subsidiaries of Borrower, and (iii) with any joint ventures, partnerships and other Persons, so long as such joint ventures, partnerships and other Persons will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary of Borrower; PROVIDED that when any wholly-owned Subsidiary of Borrower is merging into another Subsidiary of Borrower, the wholly-owned Subsidiary of Borrower shall be the continuing or surviving Person; and

     (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or any of its Subsidiaries; PROVIDED that when any wholly-owned Subsidiary of Borrower is selling all or substantially all of its assets to another Subsidiary of Borrower, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary of Borrower.

     7.04   DISPOSITIONS.  Make any Dispositions, EXCEPT:

     (a)    Ordinary Course Dispositions;

     (b)    Dispositions permitted by SECTION 7.03; and

     (c) Sale and leaseback transactions and other Dispositions not exceeding $75,000,000 in the aggregate in any fiscal year.

     7.05 RESTRICTED PAYMENTS. Make any Restricted Payments, EXCEPT that so long as no Default has occurred and is continuing (a) Borrower may make distributions to Parent not exceeding in any fiscal year 50% of Consolidated Net Income for the preceding fiscal year and (b) Borrower may purchase, or make distributions to Parent for the purpose of purchasing, shares of capital stock of the Parent for a total consideration not exceeding $75,000,000 for all such purchases during the period from the Closing Date through the end of the Parent's fiscal year in January 2001, and not exceeding $30,000,000 for all such purchases in any fiscal year of the Parent thereafter; PROVIDED that to the extent that such purchases in any such fiscal year are less than the applicable maximum amount set forth above, the maximum amount set forth above for any subsequent fiscal year may be increased (but not by more than $20,000,000) by the amount of such shortfall.

     7.06 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the IRC); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

     7.07 CHANGE IN NATURE OF BUSINESS. Make any substantial change in the general nature of the business of any Credit Party as conducted and as proposed to be conducted as of the date hereof.

     7.08 TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted hereunder, enter into any material transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; PROVIDED that, subject to the restrictions of SECTION 7.05, Borrower may purchase shares of capital stock of the Parent from any Person (or their decedent's estate) listed in clauses (i) through (v) of the parenthesis in the definition of "Change of Control" so long as the price at which any such shares are so purchased is not more than the then-current market price for the capital stock of the Parent.

     7.09 HOSTILE ACQUISITIONS. Use the proceeds of any Loan in connection with the acquisition of a voting interest of five percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person UNLESS (a) Borrower has given Administrative Agent (who shall promptly notify each Lender) five Business Days' prior notice thereof and (b) no Lender shall have, within that period, notified Administrative Agent (who shall promptly notify Borrower) that such Lender does not consent to the use of the proceeds of such Loan for that purpose.

     7.10 LIMITATIONS ON UPSTREAMING. Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary of Borrower to Borrower or from Parent to Borrower.

     7.11 ACQUISITIONS. Other than the Rite-Aid Acquisition, acquire or purchase a business or its assets for a consideration, including assumption of direct or contingent debt, in excess of $75,000,000 for any single acquisition or purchase transaction or in excess of $150,000,000 for all such transactions in any single fiscal year.

                                    SECTION 8.
                          EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

     (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

     (b) Borrower fails to pay any interest on any Outstanding Obligation (other than Competitive Loans), or any commitment fees due hereunder within five days after the date when due; or fails to pay any interest on any of the Competitive Loans when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date due; or

     (c) Any default occurs in the observance or performance of any agreement contained in SECTIONS 6.01, 6.02, 6.08 or 7; PROVIDED that in the case of any default under 6.01 and 6.02 (a)-(b), Borrower shall have five Business Days after notice or becoming aware of such default to cure such default; or

     (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Credit Party pursuant to or in connection with any Loan Document proves to have been materially incorrect when made or deemed made; or

     (f) (i) Any Credit Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of the Threshold Amount or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of the Threshold Amount to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Credit Party is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which any Credit Party is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event occurs under any Swap Contract (as defined therein) as to which any Credit Party is an Affected Party (as so defined), which, in either event, the Swap Termination Value owed by such Credit Party as a result thereof is greater than the Threshold Amount; or

     (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (h) A final judgment against any Credit Party is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Credit Party which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

     (i) Any Credit Party institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (k)    There occurs any Change of Control; or

     (l) The Fixed Charge Coverage Ratio as of the end of any fiscal quarter shall be less than 2.00 to 1.00; or

     (m) The Debt to Capital Ratio as of the end of any fiscal quarter shall be greater than 0.45 to 1.00; or

     (l)    Any event occurs which has a Material Adverse Effect.

     8.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

     (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in SECTION 8.01(i):

            (i) the Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

            (ii) Letter of Credit Issuer may, with the approval of Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

     (b)    Upon the occurrence of any Event of Default described in SECTION
8.01(i):

            (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

            (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

            (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Letter of Credit Issuer without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

     (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of the Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Credit Party and such other rights and remedies as are provided by Law or equity.

     (d) Except as permitted by SECTION 10.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of the Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                                    SECTION 9.
                                ADMINISTRATIVE AGENT

     9.01   APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably (subject to SECTION 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Letter of Credit Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Letter of Credit Issuer with respect thereto; PROVIDED that Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this SECTION 9 with respect to any acts taken or omissions suffered by Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
SECTION 9 included Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Letter of Credit Issuer.

     9.02 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 LIABILITY OF ADMINISTRATIVE AGENT. None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless the Requisite Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders. For purposes of determining compliance with the conditions specified in SECTION 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     9.05 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be directed by the Requisite Lenders in accordance with SECTION 8; PROVIDED that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     9.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Letter of Credit Issuer hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Letter of Credit Issuer.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this SECTION 9 and SECTIONS 10.03 and
10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of

America may not be removed as Administrative Agent at the request of the Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Letter of Credit Issuer" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

                                    SECTION 10.
                                   MISCELLANEOUS

     10.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Credit Party therefrom shall be effective unless in writing signed by the Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

     (a) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee ) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

     (b) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

     (c) To amend the provisions of the definition of "REQUISITE LENDERS", SECTIONS 4, 9, this SECTION 10.01 or SECTION 10.06; or

     (d) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders;

PROVIDED that (i) no amendment, waiver or consent shall, unless in writing and signed by Letter of Credit Issuer in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Letter of Credit Issuer, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent, (iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Swing Line Lender, (iv) the fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, and (v) the Loans, Commitments and Pro Rata Shares may be transferred as contemplated by SECTIONS 10.04 and 10.22. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent. Notwithstanding the foregoing, no amendment of any provision of this Agreement shall be binding upon Borrower unless such amendment is signed (a) by the two persons who signed this Agreement on behalf of Borrower, (b) by (i) the Chief Executive Officer, President, or any Vice President of Borrower and (ii) the Secretary or any Assistant Secretary of Borrower, or (c) by another person or persons whose authority is affirmed in writing by (i) the Chief Executive Officer, President or any Vice President of Borrower and (ii) the Secretary or any Assistant Secretary of Borrower.

     10.02  TRANSMISSION AND EFFECTIVENESS OF COMMUNICATIONS AND SIGNATURES.

     (a) MODES OF DELIVERY. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "COMMUNICATIONS") shall be transmitted by Requisite Notice to the number and address set forth on
SCHEDULE 10.02, may be delivered by the following modes of delivery, and shall be effective as follows:

       ------------------------------------------------------------------
        Mode of Delivery    Effective on earlier of actual receipt and:
        ----------------    ------------------------------------------
       ------------------------------------------------------------------
       Courier            Scheduled delivery date
       ------------------------------------------------------------------
       Facsimile          When transmission in legible form complete
       ------------------------------------------------------------------
       Mail               Fourth Business Day after deposit in U.S. mail
                          first class postage pre-paid
       ------------------------------------------------------------------
       Personal delivery  When received
       ------------------------------------------------------------------
       Telephone          When conversation completed
       ------------------------------------------------------------------

PROVIDED that communications delivered to Administrative Agent pursuant to
SECTION 2 shall not be effective until actually received by Administrative
Agent.

     (b) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Credit Party even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, (iii) were not preceded or followed by any other notice specified herein, or (iv) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

     (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Documents and Signatures on communications may be transmitted by facsimile only with the consent of Administrative Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Credit Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof; PROVIDED that the failure to deliver or request any such manually-signed hardcopy confirmation shall not affect the effectiveness of any facsimile signatures.

     10.03 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     10.04  BINDING EFFECT; ASSIGNMENT.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Lender, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Lender the rights of a Lender hereunder absent foreclosure of such pledge.

     (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; PROVIDED that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default and Administrative Agent and Letter of Credit Issuer (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice Assignment and Acceptance and consent thereto by Administrative Agent and Letter of Credit Issuer and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

     (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee (including Affiliates of assigning Lenders).

     (d) Each Lender may from time to time grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of SECTION 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to SECTIONS 10.05 AND 10.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; PROVIDED that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Termination Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant.

     10.05 SET-OFF. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "PROCEEDING PARTY") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Credit Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such

Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     10.06 SHARING OF PAYMENTS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

     10.07  NO WAIVER; CUMULATIVE REMEDIES.

     (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     (c) The terms and conditions of SECTION 9 are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

     10.08 USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.09 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     10.10 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.11 NATURE OF LENDERS' OBLIGATIONS. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

     10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

     10.13 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Credit Party, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

     10.14  NONLIABILITY OF LENDERS.  Borrower acknowledges and agrees that:

     (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

     (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

     (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

     10.15 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in SECTIONS 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

     10.16 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.17 CONFIDENTIALITY. Administrative Agent and each Lender shall use any confidential non-public information concerning the Credit Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Credit Parties and their Subsidiaries in connection with the Loan Documents (collectively, "CONFIDENTIAL INFORMATION") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, advisors, or representatives (collectively, the "REPRESENTATIVES") whom it determines need to know such information for the purposes set forth in this Section, PROVIDED that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, PROVIDED that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body which regulates or oversees any aspect of Administrative Agent's or such Lender's business or that of their Representatives as required by such agency or regulatory body in connection with such regulation or oversight; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' collateral (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Credit Parties, PROVIDED that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Credit Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, PROVIDED that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Certain of the Confidential Information provided by the Company to the Administrative Agent or one or more Lenders pursuant to this Agreement is or may be valuable proprietary information that constitutes a trade secret of one or more of the Credit Parties. Neither the provision of such Confidential Information to the Administrative Agent or any Lender, nor the limited disclosures thereof permitted by this Section 10.17, shall affect the status of any such Confidential Information as a trade secret of any such Credit Party.

     10.18 FURTHER ASSURANCES. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     10.19 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     10.20  TIME OF THE ESSENCE.  Time is of the essence of the Loan Documents.

     10.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the IRC shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or after accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the IRC, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     10.22  REMOVAL AND/OR REPLACEMENT OF LENDERS.

     (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, Administrative Agent and the Letter of Credit Issuer. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest and fees owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to SECTION 3.05), (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit or any Swing Line Loans then outstanding and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver a Notice of Assignment and Acceptance covering that Lender's Commitment. Administrative Agent shall distribute an amended SCHEDULE 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

     (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under SECTION
3.05. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

     10.23  GOVERNING LAW; JURISDICTION AND VENUE.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION

AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE.

     10.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.25 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                     LONGS DRUG STORES CALIFORNIA, INC.


                              By: /s/ Ronald A. Plomgren
                                 -----------------------------------------------
                                 (One of Two Required and Authorized Signatures)
                              Title: RONALD A. PLOMGREN
                                    --------------------------------------------
                                    Senior Vice President


                              And By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                              Title:  Secretary/Assistant Secretary


ADMINISTRATIVE AGENT:         BANK OF AMERICA, N.A., as
                              Administrative Agent


                              By: /s/ David Price
                                 -----------------------------------------------
                              Name: DAVID PRICE
                                   ---------------------------------------------
                              Title: Vice President
                                    --------------------------------------------

LENDERS: BANK OF AMERICA, N.A., as a Lender (including its capacities as Letter of Credit Issuer and Swing Line Lender)


                              By: /s/ Ginger Trimble
                                 -----------------------------------------------
                              Name: Ginger Trimble
                                   ---------------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                                     SCHEDULE 1

                                         to

                     Master Assignment and Acceptance Agreement

                            Dated as of December 6, 1999

--------------------------------------------------------------------------------
 ASSIGNEE                                  COMMITMENT         PRO RATA SHARE
--------------------------------------------------------------------------------
 BANK OF AMERICA , N.A. (retained          $65,000,000        50.000000000%
 interest)
--------------------------------------------------------------------------------
 BANK OF HAWAII                            $25,000,000        19.230769231%
--------------------------------------------------------------------------------
 UNION BANK OF CALIFORNIA                  $25,000,000        19.230769231%
--------------------------------------------------------------------------------
 BANK ONE, NA                              $15,000,000        11.538461538%
--------------------------------------------------------------------------------
 **TOTAL COMMITMENTS**                    $130,000,000        100.000000000%
--------------------------------------------------------------------------------


                                  SCHEDULE 7.01

                EXISTING INDEBTEDNESS, LIENS AND NEGATIVE PLEDGES


Indebtedness
of  Borrrower as of October 14, 1999:
(dollar amounts in 000's)

Funded Debt:                              Balance
Senior Notes, Series-A, Tranche 1         $15,000
Senior Notes, Series 199-A, Tranche 2      30,000

Other Debt:
Note in favor of RX America LLC           $12,514
IBM Equipment & Software Note               1,973
Other Misc                                     59
                                          -------

Total Funded Debt                         $59,546
                                          -------

Letter of Credits                    est.   1,000


Liens: All Liens existing on the property of the Borrower on the Closing Date are permitted pursuant to one or more of sub-paragraphs (b), (c) of Section 7.02 of the Credit Agreement, and there are no Liens that need to be itemized pursuant to Section 7.02 (a) of the Credit Agreement.


                                Schedule 7.01-1

             SCHEDULE 10.02 - OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

BANK OF AMERICA, N.A., as Administrative Agent

Agency Management #10831
Attn: David Price, Vice President, CA5-701-12-09
1455 Market Street, 12th Floor,
San Francisco, California 94103

Tel:  415.436.3496
Fax:  415.503.5011

AGENT'S PAYMENT OFFICE:

Agency Administrative Services #5596
Attn: John Kubokawa
1850 Gateway Boulevard, Fifth Floor
Concord, California 94520

Tel:  925.675.8401
Fax:  925.969.2818

BANK OF AMERICA, N.A., as Lender

DOMESTIC AND OFFSHORE LENDING OFFICE:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

NOTICES (other than Borrowing notices and Notices of Conversion/Continuation):

Attn:   Stephanie Barrell/Ginger Trimble
345 Montgomery Street, Concourse Level
San Francisco, California  94104

Tel:  415.953.1070 (Stephanie Barrell)
Tel:  415.622.4126 (Ginger Trimble)
Fax:  415.622.1878

                                     EXHIBIT A

                      FORM OF REQUEST FOR EXTENSION OF CREDIT
                                                                 Date: _________

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc., a California corporation ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby requests (select one):

/ / A Borrowing of Loans           / / A Conversion or Continuation of Loans

1.   On ___________________________________.
2.   In the amount of $____________________.
3.   Comprised of _________________________.
                  [type of Loan requested]
4.   If applicable: with an Interest Period of ____________ months.

The foregoing request complies with the requirements of SECTION 2.01 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

     (a) The representations and warranties made by Borrower in the Credit Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; and

     (b) No Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.

                                   LONGS DRUG STORES CALIFORNIA, INC.


                                   By:
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                         -----------------------------

                                     EXHIBIT B

                           FORM OF COMPLIANCE CERTIFICATE

                                            Financial Statement Date:________,__

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:


Reference is made to that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc., a California corporation ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned Responsible Officer hereby certifies as of the date hereof that he is the ________________________________ of Borrower, and that, as such, he is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

               [Use following for fiscal year-end financial statements]

1. Attached hereto as SCHEDULE 1 are the year-end audited financial statements required by SECTION 6.01(a) of the Credit Agreement for the fiscal year of Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

            [Use following for fiscal quarter-end financial statements]

1. Attached hereto as SCHEDULE 1 are the Unaudited financial statements required by SECTION 6.01(b) of the Credit Agreement for the fiscal quarter of Parent ended as of the above date. Such financial statements fairly present in all material respects the consolidated financial condition and results of operations of Parent and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Credit Parties during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period the Credit Parties performed and observed all their respective Obligations under the Loan Documents, and

                                   [select one:]

     [to the best knowledge of the undersigned during such fiscal period, each Credit Party performed and observed each covenant and condition of the Loan Documents applicable to it.]


                                       --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of all such Defaults and its nature and status:]

4.   The following financial covenant analyses and information set forth on
     SCHEDULE 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of, ____________________, ____.

                                   LONGS DRUG STORES CALIFORNIA, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

           For the Quarter/Year ended ___________________("STATEMENT DATE")

                                     SCHEDULE 2
                           TO THE COMPLIANCE CERTIFICATE
                                    ($ in 000's)

     I.   Section 8.01(1) - Fixed Charge Coverage Ratio

          A. Consolidated EBIT for four consecutive fiscal quarters ending on above date ("SUBJECT PERIOD"):

               1.   Consolidated Net Income for Subject Period:        $________

               2.   Consolidated Interest Charges for Subject Period:  $________

               3.   Provision for income taxes for Subject Period:     $________

               4.   Consolidated EBIT (Lines I.A.1 + 2 + 3):           $________

          B.   Lease and rental expense for Subject Period:            $________

          C.   Consolidated Interest Charges for Subject Period:       $________

          D.   Fixed Charge Ratio ((Line I.A.4 + Line I.B) DIVIDED BY
               (Line I.B + I.C)):                                      ____ to 1

               Minimum required:  2 to 1

     II.  Section 8.01(m) -Debt to Capital Ratio

          A.   Consolidated Funded Indebtedness at Statement Date:     $________

          B.   Shareholder's Equity for Subject Period:                $________

          C.   Debt to Capital Ratio (Line II.A DIVIDED BY (Line II.A +
               Line II.B)):                                            ____ to 1

               Maximum permitted:  0.45 to 1


     III. Leverage Ratio

          A.   Consolidated Funded Indebtedness for Subject

               Period (Line II.A above):                               $________

          B.   Consolidated EBITDA for four consecutive fiscal

               quarters ending on above date:

               1.   Consolidated EBIT for Subject Period (Line I.A.4
                    above):                                            $________

               2.   Depreciation Expenses for Subject Period:          $________

               3.   Amortization expenses for intangibles for Subject
                    Period:                                            $________

               4.   Consolidated EBITDA (Lines III.B.1 + 2 + 3):       $________

          C.   Leverage Ratio:  (Line III. A DIVIDED BY Line III. B):  ____ to 1

                                     Schedule 2-1

                                     EXHIBIT C

                            FORM OF COMMITTED LOAN NOTE

$_______________________                                 _______________________


FOR VALUE RECEIVED, the undersigned, hereby promises to pay to the order of ____________________________ ("LENDER"), on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of _____________________ Dollars ($[____________]), or such lesser principal amount of Committed Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Termination Date under that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among the undersigned, Longs Drug Stores California, Inc., a California corporation ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Payment office.

If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the "COMMITTED LOAN NOTES" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Committed Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                   LONGS DRUGS STORES CALIFORNIA, INC.

                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

                                     EXHIBIT D

                    FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE
                                                                   _______,_____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc. a California corporation ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.


1. We hereby give you notice of, and request your consent to, the assignment by _____________________ (the "ASSIGNOR") to ______________________ (the
"ASSIGNEE") of __% of the right, title and interest of the Assignor in and to the Loan Documents, including the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor and outstanding Letter of Credit Usage. Before giving effect to such assignment:

     (a)  the aggregate amount of the Assignor's Commitment is $ ________;
     (b)  the aggregate principal amount of its outstanding Loans is $_____; and
     (c)  the aggregate face amount of Letter of Credit Usage is $_____________.

2. The Assignee hereby represents and warrants that it is an Eligible Assignee and has complied with the requirements of SECTION 10.04 of the Credit Agreement in connection with this assignment and acknowledges and agrees that: (a) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the Assignor has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Credit Agreement or any other Loan Document; (b) the Assignor has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (c) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (e) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the Credit Agreement and such other Loan Documents; and (f) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The Assignee agrees that, upon receiving your consent to such assignment and from and after ____________, the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were Lender originally holding such interest in the Loan Documents.

4.   The following administrative details apply to the Assignee:

          (a)  Offshore Lending Office:

                              Assignee name:
                                            -----------------------------
                              Address:
                                      -----------------------------------

                              -------------------------------------------
                              Attention:
                                        ---------------------------------
                              Telephone:  (   )
                                           --- --------------------------
                              Telecopier: (   )
                                           --- --------------------------

          (b)                 Domestic Lending Office:

                              Assignee name:
                                            -----------------------------
                              Address:
                                      -----------------------------------

                              -------------------------------------------
                              Attention:
                                        ---------------------------------
                              Telephone:  (   )
                                           --- --------------------------
                              Telecopier: (   )
                                           --- --------------------------

          (c)                 Notice Address:

                              Assignee name:
                                            -----------------------------
                              Address:
                                      -----------------------------------

                              -------------------------------------------
                              Attention:
                                        ---------------------------------
                              Telephone:  (   )
                                           --- --------------------------
                              Telecopier: (   )
                                           --- --------------------------

          (d)                 Payment Instructions: Account No.:

                              Account No.
                                         --------------------------------
                              Attention:
                                        ---------------------------------
                              Reference:
                                        ---------------------------------

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                              Very truly yours,

                              [ASSIGNOR]


                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

                              [ASSIGNEE]

                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

We hereby consent to the
foregoing assignment.

LONGS DRUG STORES CALIFORNIA, INC.

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------


BANK OF AMERICA, N.A., as Administrative
Agent

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

[__________________________________],
Letter of Credit Issuer

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

                                     EXHIBIT E-1

[To be sent by facsimile to Administrative Agent, who will, in turn forward this
                         Competitive Bid Request to Lenders.]

                           FORM OF COMPETITIVE BID REQUEST

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc., a California corporation ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.


Lenders are invited to make Competitive Loans:

1.   On _____________________, _________.

2. In an aggregate amount not exceeding $______________ (with any sublimits set forth below).

3.   Comprised of (select one):
     / / Competitive Loans based on an
         Absolute Rate:

           Competitive                                  Maximum principal
            Loan no.         Maturity requested         amount requested
         --------------------------------------------------------------------
              (1)            _______days                $_________________

              (2)            _______days                $_________________

              (3)            _______days                $_________________

The foregoing request complies with the requirements of SECTION 2.03 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

     (a) the representations and warranties of Borrower contained in SECTION 6 of the Credit Agreement are true and correct in all material respects as though made on and as of the above date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

     (b)  no Default exists, or would result from such proposed Competitive
          Loan.

                                        E-1-1

Borrower authorizes Administrative Agent to deliver this Competitive Bid Request to Lenders. Responses by Lenders must be in the form of EXHIBIT E-2 to the Credit Agreement and must be received by Administrative Agent by the Competitive Loan Requisite Time for submitting Competitive Bids.

                                   LONGS DRUG STORES CALIFORNIA, INC.

                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                                     E-1-2

                                     EXHIBIT E-2

                               FORM OF COMPETITIVE BID
                                                                 _________, ____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc., a California corporation ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.


In response to the Competitive Bid Request dated ________, ____, the undersigned offers to make the following Competitive Loan(s):

     1.   Borrowing Date:  _______________.

     2. In an aggregate amount not exceeding $________________ (with any sublimits set forth below).

     3.   Comprised of:

   Competitive
    Loan no.      Maturity requested     Bid Maximum        Absolute Rate Bid
--------------------------------------------------------------------------------
      (1)         _______days          $__________________       _______%

      (2)         _______days          $__________________       _______%

      (3)         _______days          $__________________       _______%

                                        E-2-1

Contact Person: ___________ Telephone: ____________

                                   [LENDER/DESIGNATED BIDDER]

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

Accepted as of: _______________________
                    [Effective Date]

BANK OF AMERICA, N.A., as Administrative
Agent

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------



                                        E-2-2

                                    EXHIBIT E-3

                           FORM OF COMPETITIVE LOAN NOTE


$________________                                          _____________________



FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to the order of ________________________ (the "LENDER"), the aggregate principal amount of all Competitive Loans from time to time made by Lender to Borrower under that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc., a California corporation, ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent Terms defined in the Credit Agreement are used herein as therein defined.

Borrower promises to pay interest on the unpaid principal amount of each Competitive Loan from the date of such Competitive Loan until such principal amount is paid in full, at such interest rates, and payable at such times as provided in the Credit Agreement.

All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Payment office.

If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the "COMPETITIVE LOAN NOTES" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Competitive Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Competitive Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                        E-3-1

Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                   LONGS DRUG STORES CALIFORNIA, INC.


                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                        E-3-2

                                    EXHIBIT E-4

                     FORM OF COMPETITIVE LOAN DESIGNATED BIDDER
                                 JOINDER AGREEMENT

                                                    Date: ______________________

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 14, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc., a California corporation, ("BORROWER"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.


The undersigned Lender and __________________ (the "COMPETITIVE LOAN DESIGNATED BIDDER") agree as follows:

1. Lender hereby designates the Competitive Loan Designated Bidder, and the Competitive Loan Designated Bidder hereby accepts such designation, to have a right to make Competitive Loans pursuant to SECTION 2.03(l) of the Credit Agreement.

2. Lender makes no representation or warranty and assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or (b) the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Competitive Loan Designated Bidder (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) recognizes that Lender may have material information in its possession which it has not disclosed to the Competitive Loan Designated Bidder, and agrees that Lender is under no obligation to disclose such or any information; (c) agrees that it will, independently and without reliance upon Administrative Agent, Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an entity qualified to be a Competitive Loan Designated Bidder; (e) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as

                                        E-4-1
a Competitive Loan Designated Bidder; and (g) specifies as its Lending Office the office set forth on the attachment hereto.

4. Following the execution of this Designation Agreement, Lender and the Competitive Loan Designated Bidder authorize delivery of this Designation Agreement to Administrative Agent for acceptance by Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by Administrative Agent (the "EFFECTIVE DATE").

5. Upon such acceptance by Administrative Agent, as of the Effective Date, the Competitive Loan Designated Bidder shall be a party to the Credit Agreement as a "Competitive Loan Designated Bidder" with a right to make Competitive Loans and the rights and obligations of a Competitive Loan Designated Bidder thereunder.

[6. Notwithstanding SECTION 2.03 of the Credit Agreement, the Competitive Loan Designated Bidder shall [not have the right to ____________ under SECTION 2.03(l)(ii) OF THE AGREEMENT] or [have the rights of a participant with respect to its Competitive Loans under SECTION 10.4 of the Credit Agreement.]]

7. THIS DESIGNATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


                                        E-4-2

IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   [COMPETITIVE LOAN DESIGNATED BIDDER]

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   [LENDER]

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


Accepted as of:
               ----------------
               [Effective Date]

BANK OF AMERICA, N.A., as Administrative
Agent

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                 LENDING OFFICE OF COMPETITIVE LOAN DESIGNATED BIDDER


                                        E-4-3

                                     EXHIBIT F

                             FORM OF OPINION OF COUNSEL


                                   [Closing Date]


To the Lenders and Administrative Agent
Referenced Below

          We have acted as counsel to Longs Drug Stores California, Inc., a California corporation ("BORROWER"), and to [________] a [__________], and [_______], a [__________] (individually a "GUARANTOR," collectively "GUARANTORS"-- the Guarantor and Borrower are collectively "CREDIT PARTIES" and individually "CREDIT PARTY") in connection with the Credit Agreement, dated as of October 14, 1999 (the "CREDIT AGREEMENT"), among Borrower, certain financial institutions which are parties thereto ("LENDERS"), and Bank of America N.A., as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), and the Guaranty, dated as of October [__], 1999, by Guarantors, in favor of Administrative Agent (the "GUARANTY" -- the Credit Agreement and the Guaranty are collectively the "LOAN DOCUMENTS" and individually a "LOAN DOCUMENT"). This opinion is being rendered to you pursuant to Section 4.01(a) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the respective meanings as assigned to them in the Credit Agreement.

          In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary and advisable as a basis for this opinion. We have assumed the genuineness of all signatures on documents examined, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies thereof. We have assumed that each party to one or more of the Loan Documents other than Credit Parties has the power to enter into and perform its obligations thereunder and has duly authorized, executed, and delivered such Loan Documents, and that such documents constitute the legal, valid, and binding obligations of such party, and we have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          In giving the following opinion, we are, with your consent, relying as to matters of fact, as distinguished from matters of law, upon representations of such factual matters given by a Responsible Officer of Credit Parties, and, with your permission, we have not made any independent investigation of such factual matters. We have discussed such matters with such Responsible Officer and have no actual, present knowledge that such factual matters are inaccurate.

          Based on the foregoing and in reliance thereon, and subject to the comments, qualifications, and exceptions herein set forth, we are of the opinion that:

          1. Each Credit Party is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its failure to do so could result in a Material Adverse Effect, and has all corporate powers and all material governmental licenses, authorizations, consents, and approvals required where its failure to have such powers, licenses, authorizations, consents, and approvals could result in a Material Adverse Effect.

          2. The execution, delivery, and performance by each Credit Party of the Loan Documents to which it is a party are within the respective corporate powers of such Credit Party, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency, or official and does not contravene, or constitute a default under, any applicable provision of statutory law or regulation or of the respective certificates of incorporation or by-laws of such Credit Party or of any agreement, judgment, injunction, order, decree, or other instrument binding upon such Credit Party, or result in the creation or imposition of any Lien on any asset of such Credit Party, other than as established under the terms of the Credit Agreement or the Guaranty, as the case may be.

          3. Each Loan Document constitutes a valid and binding agreement of the Credit Party or Credit Parties party thereto assuming the valid execution and delivery thereof by the other parties thereto enforceable against such Credit Party or Credit Parties in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, and similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

          4. There is no action, suit, or proceeding pending against, or to the best of our knowledge after due inquiry threatened against or affecting any Credit Party before any court or arbitrator or any governmental body, agency, or official, in which there is a significant possibility of an adverse decision which could result in a Material Adverse Effect or which seeks to affect the enforceability or validity of the Loan Documents.

          5. Neither any Credit Party, nor any Person controlling any Credit Party, is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, the Interstate Commerce Act, as amended, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          The opinions hereinabove expressed are subject to the following qualifications:

          (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination.

          (ii) limitations imposed by law or general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Loan Documents or any documents executed pursuant to or in connection therewith where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

          (iii) the effect of statutes or judicial decisions rendering ineffective or limiting certain provisions contained in the Loan Documents, including, without limitation, those which (a) purport to waive statutory or common law rights unless such waiver is expressly permitted by law, (b) permit a lender to increase the rate of interest or to collect a late charge or a prepayment charge in the event of a default or which are otherwise deemed to constitute a penalty or forfeiture, (c) provide for a party to be indemnified with respect to its own negligence or willful misconduct, a past act constituting a felony, or a future act known by the indemnitee at the time of doing to be unlawful, and (d) provide for the exercise of set-off or similar rights by any party to any Loan Document.

          (iv) the effect of judicial decisions permitting the introduction of extrinsic evidence to modify the terms or the interpretation of the Loan Documents.

          We are qualified to practice law in the State of California and we do not purport to express any opinion herein concerning, any law other than the laws of the State of California and the United States of America.

          The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, quoted in whole or in part or otherwise referred to in any report or document. No opinion or other statement may be inferred or implied beyond the matters expressly stated herein. Moreover, we assume no obligation to advise you or any other person or entity of any change, whether factual or legal and whether or not material, that may arise or be brought to our attention after the date hereof. Copies may not be furnished to any other person without Borrower's prior written consent, except that you may furnish copies thereof: (a) to your independent auditors and attorneys; (b) to any governmental authority having regulatory jurisdiction over you; (c) pursuant to order or legal process of any court or governmental agency; (d) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Credit Agreement;
(e) any proposed participant in or assignee of any Lender's interest in any Obligations or Commitment; and (f) any successor to Administrative Agent.


                                   Very truly yours,

                                      EXHIBIT G

                                  FORM OF GUARANTY

          This GUARANTY, dated as of [____________________], is by [____________________], a [__________________] and [___________________], a
[____________________] (individually a "GUARANTOR", collectively "GUARANTORS"), in favor of Lenders (as below defined) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the financial institutions ("LENDERS") from time to time party to that certain Credit Agreement dated as of October [__], 1999, among Longs Drug Stores California, Inc., a California corporation ("BORROWER"), Lenders and Administrative Agent.

                                      RECITALS

          A. Borrower, Administrative Agent, and Lenders entered into a Credit Agreement, dated as of October 14, 1999. The Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "CREDIT AGREEMENT".

          B. Lenders are willing to make certain Loans to Borrower as provided in the Credit Agreement on the condition (among others) that Guarantors enter into this Guaranty.

          C. Guarantors, as Material Subsidiaries of Borrower, will derive substantial and direct benefits (which benefits are hereby acknowledged by Guarantors) from the Loans and other benefits to be provided to the Borrower under the Credit Agreement.

          D. In order to induce Lenders to make such Loans available to Borrower as provided in the Credit Agreement, and for other valuable consideration, Guarantors issue this Guaranty.

     1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to them from time to time in the Credit Agreement. References to Lenders or any Lender herein shall include Administrative Agent in its capacity as a Lender.

     2.  GUARANTY.

          2.1 GUARANTY. (a) Each Guarantor hereby, jointly and severally, irrevocably, absolutely, and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations, including (i) Obligations in respect of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code; and (ii) Obligations to deliver and pledge cash collateral upon certain events. This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that Administrative Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower (or any other Person) before or as a condition to the obligations of the Guarantors hereunder. Administrative Agent or any Lender may permit the indebtedness of Borrower to Administrative Agent or any Lender to include indebtedness other than the Obligations, and may apply any amounts received from any source, other than from Guarantors, to that portion of Borrower's indebtedness to Administrative Agent or any Lender which is not a part of the Obligations.

                (b) To secure all of Guarantors' obligations hereunder, each Guarantor assigns and grants to Administrative Agent a security interest in all moneys, securities, and other property of such Guarantor now or hereafter in the possession of Administrative Agent, all deposit accounts of such Guarantor maintained with Administrative Agent, and all proceeds thereof. Upon default or breach of any Guarantor's obligations to Administrative Agent, Administrative Agent may apply any deposit account to reduce the indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Administrative Agent and such Guarantor.

          2.2 OBLIGATIONS INDEPENDENT. The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against one or more of Guarantors whether action is brought against Borrower or whether Borrower or any other guarantor be joined in any such action or actions; and each Guarantor waives the benefit of any statute of limitations affecting such Guarantor's liability hereunder.

          2.3 LIMIT OF LIABILITY. Notwithstanding anything to the contrary contained herein:

                (a) Each Guarantor shall be liable hereunder only for the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or comparable provisions of any applicable state law; PROVIDED that such amount shall be presumed to be the entire amount of the Obligations. If, any Guarantor claims that such Guarantor's liability hereunder is less than the entire amount of the Obligations, such Guarantor shall have the burden of proving, by clear and convincing evidence, that such Guarantor's liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of such Guarantor are more readily available to and are under the control of such Guarantor.

                (b) All payments received by Administrative Agent or any Lender from any Person other than a Guarantor on account of the Obligations shall be deemed as having been applied to that portion, if any, of the Obligations which, pursuant to this SECTION 2.3, are in excess of the amounts guaranteed hereunder.

          2.4 AUTHORIZATION OF RENEWALS, ETC. Guarantors authorize Administrative Agent and each Lender, without notice or demand and without affecting its liability hereunder, from time to time:

                (a) to renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document;

                (b) to receive and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                (c) to apply such security and direct the order or manner of sale thereof as Administrative Agent, or any Lender, as the case may be, in its or their discretion may determine; and

                (d) to release or substitute any one or more of any endorsers or guarantors of the Obligations.

Guarantors further agree the performance or occurrence of any of the acts or events described in clauses (a), (b), (c), and (d) above with respect to indebtedness or other obligations of Borrower, other than the Obligations, to Administrative Agent or any Lender, shall not affect the liability of the Guarantors hereunder.

          2.5 WAIVER OF CERTAIN RIGHTS. Each Guarantor waives any right to require Administrative Agent or any Lender:

                (a) to proceed against Borrower or any other Person, including any other Guarantor;

                (b) to proceed against or exhaust any security for the Obligations or any other indebtedness of Borrower to Administrative Agent or any Lender; or

                (c) to pursue any other remedy in Administrative Agent's or any such Lender's power whatsoever.

          2.6 WAIVER OF CERTAIN DEFENSES. (a) Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, including any such defense or cessation of liability arising from or as a result of any claim of fraudulent transfer or preference, or any claim that such Guarantor's obligations exceed or are more burdensome than those of Borrower. Each Guarantor waives any defense arising by reason of any statute of limitations affecting the liability of Borrower. Each Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure (if applicable) or other applicable law, and all rights or defenses such Guarantor may have by reason of protection afforded to Borrower with respect to the Obligations pursuant to the antideficiency laws or other laws of the State of California (or other applicable jurisdiction) limiting or discharging the Obligations. Each Guarantor waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by Agent or any Lender securing the Obligations.

                (b) Until the Obligations shall have been paid in full, even though the Obligations is in excess of such Guarantor's liability hereunder, each Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and each Guarantor waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent or any Lender.

                (c) Each Guarantor understands and acknowledges that if Administrative Agent or any Lender forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor's rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK V. GRADSKY, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though Administrative Agent or any Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which Administrative Agent or any Lender may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Lenders are relying on this waiver in making the Loans and extending other financial accommodations giving rise to the obligations, and that this waiver is a material part of the consideration which Lenders are receiving for creating the Obligations.

                (d) Each Guarantor waives any rights and defenses that are or may become available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

                (e) Each Guarantor waives all rights and defenses that it may have because any of the indebtedness is secured by real property. This means, among other things: (i) Administrative Agent or any Lender may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Administrative Agent or any Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of the indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Administrative Agent or any Lender may collect from such Guarantor even if Administrative Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses that any Guarantor may have because any of the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                (f) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                (g) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

          2.7 WAIVER OF PRESENTMENTS, ETC. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations or any other indebtedness of Borrower to Administrative Agent or any Lender.

          2.8 INFORMATION RELATING TO BORROWER. Each Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Borrower such information concerning Borrower's financial condition or business operations as such Guarantors may require, and that neither Administrative Agent nor any Lender has any duty at any time to disclose to any Guarantors any information relating to the business operations or financial condition of Borrower.

          2.9 RIGHT OF SETOFF. In addition to any rights and remedies of Administrative Agent and Lenders provided by law, if any Guarantor has failed to make any payment due hereunder upon demand, Administrative Agent and Lenders are authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by the Guarantors to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent or such Lender to or for the credit or the account of any Guarantors against any and all obligations of Guarantors now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. Each Lender agrees promptly to notify Guarantors and Administrative Agent after any such set-off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 2.8 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          2.10 SUBORDINATION. Any obligations of Borrower to any Guarantor, now or hereafter existing, including, but not limited to, obligations to any Guarantor as subrogee of Administrative Agent or any Lender or resulting from any Guarantor's performance under this Guaranty, are hereby fully subordinated in time and priority of payment to the Obligations and all other indebtedness of Borrower to Administrative Agent or any Lender. Such obligations of Borrower to any Guarantor if the Requisite Lenders so request shall be enforced and performance received by such Guarantor as trustee for Administrative Agent and Lenders and the proceeds thereof shall be paid over to Administrative Agent and Lenders on account of the Obligations, but without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty.

          2.11 REINSTATEMENT OF GUARANTY. If any payment or transfer of any interest in property by Borrower to Administrative Agent or any Lender in fulfillment of any Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by Administrative Agent or any Lender to Borrower or any other Person, upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

          2.12 POWERS. (a) It is not necessary for Administrative Agent or any Lender to inquire into the powers of Borrower or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                (b) Each Guarantor authorizes Administrative Agent and Lenders to verify or check any information given by such Guarantor to Administrative Agent or any Lender, check Guarantor's credit references, and obtain credit reports.

          2.13 TAXES. (a) Any and all payments by Guarantors to each Lender or Administrative Agent under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Guarantors shall pay all Other Taxes.

                (b) If Guarantors shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then:

                    (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                    (ii) Guarantors shall make such deductions and withholdings;

                    (iii) Guarantors shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) Guarantors shall also pay to such Lender or Administrative Agent for the account of such Lender at the time interest is paid, Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                (c) Guarantors agree to indemnify and hold harmless each Lender and Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that Administrative Agent or any Lender specifies as necessary to preserve the after-tax yield Administrative Agent or such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or Administrative Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by Guarantors of Taxes, Other Taxes or Further Taxes, Guarantors shall furnish to each Lender or Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or Administrative Agent.

                (e) For purposes of this Section, (i) "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Administrative Agent, as the case may be, is organized or maintains a lending office; (ii) "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty; and (iii) "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Section.

          2.14 WAIVER OF SUBROGATION. Until the Obligations have been indefeasibly paid in full, each Guarantor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, against Borrower arising from the existence or performance of this Guaranty and each Guarantor waives any right to enforce any remedy which Administrative Agent or any Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent or any Lender secured the Obligations.

     3. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to Administrative Agent and each Lender as follows:

          3.1 CORPORATE EXISTENCE AND POWER. Such Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on their businesses and to execute, deliver, and perform its obligations under, this Guaranty and any other Loan Document to which they are a party; (c) is duly qualified as foreign corporations, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of their business requires such qualification or license; and (d) is in compliance with all Laws.

          3.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Guarantor of this Guaranty and any other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of such Guarantor's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any lien under, any document evidencing any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its property are subject; or (c) violate any Law.

          3.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty or any other Loan Document to which it is a party.

          3.4 BINDING EFFECT. This Guaranty and each other Loan Document to which such Guarantor is a party constitute the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          3.5 REGULATED ENTITIES. Such Guarantor, any Person controlling any Guarantor or any Subsidiary of any Guarantor is not (a) an "Investment Borrower" within the meaning of the Investment Borrower Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee indebtedness.

     4.  MISCELLANEOUS

          4.1 APPLICATION OF PAYMENTS ON GUARANTY. All payments required to be made by Guarantors hereunder shall, unless otherwise expressly provided herein, be made to Administrative Agent for the account of Lenders at Administrative Agent's Office. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Payments received from Guarantors shall, unless otherwise expressly provided herein, be applied to costs, fees, or other expenses due under the Loan Documents, any interest (including interest due under subsection 2.08 of the Credit Agreement, any principal due under the Loan Documents and any other Obligations, in such order as Administrative Agent, with the consent of or at the request of the Requisite Lenders, shall determine.

          4.2 ASSIGNMENTS, PARTICIPATIONS, CONFIDENTIALITY. Any Lender may from time to time, without notice to Guarantors and without affecting any Guarantor's obligations hereunder, transfer its interest in the Obligations to participants and assignees as provided in the Credit Agreement. Guarantors agree that each such transfer will give rise to a direct obligation of Guarantors to each such participant and assignee and that each such participant and assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Lender party to the Credit Agreement and this Guaranty. Each Guarantor agrees that Lenders may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Obligations any and all information in such Lender's possession concerning such Guarantor, this Guaranty, and any security for this Guaranty. Guarantors, Administrative Agent and each Lender agree that the provisions of Section 10.17 of the Credit Agreement shall apply to all information identified as "confidential" or "secret" by Guarantors and provided to Administrative Agent or such Lender by Guarantors or any Subsidiary of any Guarantor under this Guaranty or any other Loan Document to which the Guarantors are a party.

          4.3 LOAN DOCUMENT. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections 1.02 and 1.03 of the Credit Agreement shall apply to the interpretation and administration of this Guaranty as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections being deemed to be references to this Guaranty.

          4.4 ADDITION OF GUARANTORS. Any Person which executes and delivers to Administrative Agent a joinder letter in the form attached hereto as "Exhibit 1" shall, without further action on the part of any Person, automatically become a party hereto as a Guarantor with respect to the repayment and performance of the Obligations and shall be fully obligated as a Guarantor hereunder.

          4.5 WAIVERS; WRITING REQUIRED. No delay or omission by Administrative Agent or any Lender to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this

Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by Guarantors and Administrative Agent, with the written consent of the Requisite Lenders or all Lenders, in accordance with the terms of Section 10.01 of the Credit Agreement.

          4.6 REMEDIES. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

          4.7 COSTS AND EXPENSES. Guarantors, jointly and severally, agree to pay or reimburse Administrative Agent and each Lender within five Business Days after demand for all costs and expenses, including Attorney Costs (including allocated costs of Administrative Agent's and each Lender's in-house counsel) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty (including in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including in any Insolvency Proceeding or appellate proceeding).

          4.8 SEVERABILITY. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

          4.9 REVOCATION. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke this Guaranty as to future Obligations and, in light thereof, all protection afforded such Guarantor under
Section 2815 of the California Civil Code. Each Guarantor fully realizes and understands that, upon execution of this agreement, such Guarantor will not have any right to revoke this Guaranty as to any future Obligations and, thus, may have no control over such Guarantor's ultimate responsibility for the Obligations. If, contrary to the express intent of this agreement, any such revocation is effective notwithstanding the foregoing waiver, Guarantors acknowledge and agree that: (a) no such revocation shall be effective until written notice thereof has been received by Lenders and Administrative Agent;
(b) no such revocation shall apply to any Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof);
(c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lenders and Administrative Agent which is, or is believed in good faith by Lenders and Administrative Agent to be, in existence on the date of such revocation; (d) no payment by any other Guarantor or Borrower, or from any other source, prior to the date of such revocation shall reduce the obligations of such Guarantor hereunder; and (e) any payment by Borrower or from any source other than such Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the obligations, if any, as to which the revocation by such Guarantor is effective (and which are not, therefore, guarantied by such Guarantor hereunder), and, to the extent so applied, shall not reduce the obligations of such Guarantor hereunder.

          4.10 NOTICES. All notices or demands by any Guarantor or Administrative Agent or Lenders to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram, and shall be deemed to be given for purposes of this Guaranty on the day that such writing is received by the party to whom it is sent. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this clause such writing shall be sent to such Guarantor, Administrative Agent or Lenders, as applicable, at its address for notices set forth on the signature page hereof in the case of Guarantors or as set forth in the Credit Agreement in the case of Administrative Agent and Lenders, or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions of this Section.

          4.11  GOVERNING LAW; JURISDICTION AND VENUE.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE OF CALIFORNIA.

          4.12 WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION

WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTORS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          4.13 ENTIRE AGREEMENT. This Guaranty (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and
(c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties.

          IN WITNESS WHEREOF, Guarantors have executed this Guaranty by its duly authorized officers as of the day and year first above written.


                                   [________________________]

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                   Notice Information:

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------


                                   By:
                                      ----------------------------------

                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                   Notice Information:

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------

Notice Information for
Administrative Agent and Lenders:

-------------------------------

-------------------------------

-------------------------------
Attention:
          ---------------------
Telephone:
          ---------------------
Facsimile:
          ---------------------

                                     EXHIBIT 1

                             [Guarantor Joinder Letter]


                              _______________, ______


To the Administrative Agent
REFERENCED BELOW:

          Re:   LONGS DRUG STORES CALIFORNIA, INC.

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement, dated as of October 14, 1999, (as amended, the "CREDIT AGREEMENT"), among Longs Drug Stores California, Inc, a California corporation ("BORROWER"), certain financial institutions party thereto (the "LENDERS"), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity the "ADMINISTRATIVE AGENT") and to the "Guaranty" as herein defined. Unless specifically defined herein, capitalized terms used herein have the meaning set forth in the Credit Agreement.

          The undersigned hereby confirms and agrees that (a) it has been furnished with a copy of and has read the Credit Agreement, the Schedules and Exhibits thereto, the Guaranty, and the other Loan Documents and understands the effect thereof, and (b) effective as of the date hereof, the undersigned is obligated as, assumes all obligations of, a Guarantor under the Guaranty. The undersigned hereby warrants and represents to you that the representations, warranties, undertakings, and waivers of the undersigned as a Guarantor under the Guaranty, are true, correct, complete, and effective as to the undersigned.

                              Very truly yours,

                              [NAME OF GUARANTOR],
                              a [_________________]

                              By:
                                 -----------------------------
                              Name:
                                   ---------------------------
                              Title:
                                    --------------------------

                              Notice Information:


                              --------------------------------

                              --------------------------------

                              --------------------------------

     This FIRST AMENDMENT AGREEMENT, dated as of December 13, 1999 (this "Agreement"), is among LONGS DRUG STORES CALIFORNIA, INC., a California Corporation ("BORROWER"), the lenders (collectively, "LENDERS" and individually, a "LENDER") party to the Credit Agreement, dated as of October 14, 1999 (the "CREDIT AGREEMENT"), among Borrower, Lenders, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and Administrative Agent.

     The parties hereto agree as follows:

     Section 1. DEFINITIONS. Terms defined in the Credit Agreement as amended hereby are used herein with the same meanings unless otherwise specifically defined herein.

     Section 2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended:

          (a) To amend subsection (f) of Section 8.01 by substituting the dollar amount "$15,000,000" for the term "Threshold Amount" in every place where such term appears in such subsection.

          (b) To amend Section 10.01 to move the word "or" from the end of clause (c) to the end of clause (d) and to add a new clause (e) thereto as follows:

               (e)  To release any Guarantor;

     Section 3. EFFECT. Except as specifically set forth herein, this Agreement does not limit, modify, amend, waive, grant any consent with respect to, or otherwise affect (a) any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or (b) any provision of the Credit Agreement or any other Loan Documents, all of which shall remain in full force and effect and are hereby ratified and confirmed. This Agreement does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Credit Agreement or any other Loan Document.

     Section 4. CONDITIONS OF EFFECTIVENESS. This Agreement shall become effective as of the date hereof when the Administrative Agent has received counterparts hereof signed by the Borrower and Lenders. The Administrative Agent shall promptly notify Borrower and Lenders of the effectiveness hereof.

     Section 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

          (a) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental body, agency or official, and the execution, delivery and performance by the Borrower of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulations or of the certificate or articles of incorporation or the by-laws of Borrower or any of its Subsidiaries, or any material agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its Subsidiaries or any assets of Borrower or any of its Subsidiaries, or result in the creation or imposition of any lien on any asset of the Borrower or any of its Subsidiaries.

          (b) This Agreement constitutes the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) After giving effect to this Agreement, no Default has occurred and is continuing, and after giving effect to this Agreement, the representations and warranties of

Borrower contained in the Credit Agreement and the other Loan Documents delivered pursuant thereto are true and correct in all material respects as of the date hereof as if made on the date hereof, unless they specifically relate to an earlier date.

     Section 6. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original with the same effect as if all the signatures were on the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of the signature page to this Agreement by telecopier shall thereafter promptly deliver a manually executed counterpart of this Agreement, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     Section 7. GOVERNING LAW, SUBMISSION TO JURISDICTION, AND WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE (PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW) AND IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.23(b) and 10.24 OF THE CREDIT AGREEMENT, RELATING TO SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HEREIN IN FULL.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories as of the date first above written.


BORROWER:                          LONGS DRUG STORES CALIFORNIA, INC.


                                   By: /s/ Ronald A. Plomgren
                                      ------------------------------------------
                                   (One of Two Required and Authorized
                                   Signatures)
                                   Title:  Senior Vice President

                                   And By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                   Title:  Secretary/Assistant Secretary


     ADMINISTRATIVE AGENT:         BANK OF AMERICA, N.A., as Administrative
                                   Agent


                                   By /s/ David Price
                                     -------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

LENDERS: BANK OF AMERICA, N.A., as a Lender and as Letter of Credit Issuer and Swing Line Lender


                                   By /s/ Ginger Trimble
                                     -------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   BANK OF HAWAII


                                   By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   UNION BANK OF CALIFORNIA, N.A.


                                   By: /s/ J. William Bloore
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   BANK ONE, NA


                                   By: /s/ Debora K. Oberling
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

     This MASTER ASSIGNMENT AND ACCEPTANCE AGREEMENT ("ASSIGNMENT AND ACCEPTANCE"), dated as of December 6, 1999, is between BANK OF AMERICA, N.A. (the "Assignor") and the financial institutions designated as Assignees on the signature pages hereof (collectively, the "ASSIGNEES") and, individually, and "ASSIGNEE").

                                       RECITALS

     A. The Assignor is party to that certain Credit Agreement, dated as of October 14, 1999 (as amended, amended and restated, modified, supplemented, or renewed, the "CREDIT AGREEMENT"), among LONGS DRUG STORES CALIFORNIA, INC., a California Corporation ("BORROWER"), each lender from time to time party thereto (collectively, "LENDERS" and individually, a "LENDER", and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement.

     B. As provided under the Credit Agreement, the Assignor has committed to making Loans and to participating in L/C Obligations in a total amount not to exceed $130,000,000 ( the "COMMITMENT").

     C. On the terms and conditions set forth below, the Assignor desires to assign to each Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its commitment, together with a corresponding proportion of each of its outstanding Loans, and each Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

     1.   ASSIGNMENT AND ACCEPTANCE.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to each Assignee, and each Assignee hereby severally purchases, assumes, and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement and Acceptance): (i) such portion of the Commitment and outstanding Loans so that after giving effect to such assignment, each such Assignee will have a Commitment in the respective amounts set forth for such Assignee on SCHEDULE 1 hereto and will have a Loan under each Borrowing outstanding on the Effective Date (as defined in Section 5 thereof) in an amount equal to such SCHEDULE 1, and (ii) all related rights, benefits, obligations, liabilities, and indemnities of a Lender under and in connection with the Credit Agreement and the Loan Documents.

          (b) With effect on and after the Effective Date and subject, as to any Assignee, to the satisfaction of the conditions precedent set forth in such
Section 5, each Assignee shall be a party to the Credit Agreement and succeed to all of the rights of a Lender and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with the Commitment set forth with respect to such Assignee in SCHEDULE 1 hereto. Each Assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Upon the effectiveness of the assignment to an Assignee, the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the amount of the Commitment respectively assigned to such Assignee, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by such Assignee; PROVIDED the Assignor shall not relinquish its rights under Section 3 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignments and assumption set forth herein, on the Effective Date: (i) each Assignee's Commitment and Pro Rata Share as a Lender will be as set forth in SCHEDULE 1 hereto with respect to such Assignee and (ii) the Assignor's Commitment and Pro Rata Share as a Lender will be as set forth in SCHEDULE 1 hereto with respect to the Assignor.

     2. PAYMENTS. As consideration for the sales, assignments, and transfers contemplated in Section 1 hereof, each Assignee shall pay to the Assignor on the Effective Date in immediately available funds such Assignee's Pro Rata Share (as set forth on Schedule I hereto), of the principal amount of all Loans outstanding on the Effective Date.

     3. REALLOCATION OF PAYMENTS. Any interest, fees, and other payments accrued to the Effective Date with respect to the Commitment and Loans shall be for the account of the Assignor. Any interest, fees, and other payments accrued on and after the Effective Date with respect to the Commitment and Loans assigned to each Assignee hereunder shall be for the account of such Assignee pursuant to the provisions of the Credit Agreement. Each of the Assignor and the Assignees agrees that it will hold in trust for the other party any interest, fees, and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4. INDEPENDENT CREDIT DECISION. Each Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5. EFFECTIVE DATE. As between the Assignor and each Assignee, the effective date for this Assignment and Acceptance shall be December 13, 1999 (the "Effective Date"); PROVIDED that the following conditions precedent have been satisfied with respect to such Assignee on or before the Effective Date:

          (a) a counterpart of this Assignment and Acceptance shall be executed and delivered to each of the Assignor and such Assignee;

          (b) such Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

          (c)  such Assignee shall be an Eligible Assignee;

          (d) such Assignee shall have appropriately completed and delivered to the Administrative Agent an Administrative Details Reply Form ("Administrative Questionnaire") in the form provided by the Administrative Agent; and

          (e) if such Assignee is not organized under the laws of the United States or a state thereof, the completed IRS forms referenced in Section 10.21 of the Credit Agreement.

     6.   THE ADMINISTRATIVE AGENT.

          (a) Each Assignee hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

          (b) The Assignees shall assume no duties or obligations held by the Assignor in its capacity as the Administrative Agent or the Letter of Credit Issuer under the Credit Agreement.

     7. WITHHOLDING TAX. Each Assignee (a) represents and warrants to the Assignor, the Administrative Agent, and the Credit Parties that under applicable law and treaties no tax will be required to be withheld by the Administrative Agent with respect to any payments to be made to such Assignee hereunder and (b) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   REPRESENTATIONS AND WARRANTIES.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery, or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Credit Parties, or the performance or observance by the Credit Parties, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) Each Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery, or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of such Assignee enforceable against such Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9. FURTHER ASSURANCES. The Assignor and each Assignee hereby agree to execute and deliver such other instruments, and take such other action, as any party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Credit Parties or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  MISCELLANEOUS.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignees shall each pay its own costs and expenses incurred in connection with the negotiation/preparation, execution, and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) The address for notices, Lending Office(s), and payment instructions for each Assignee are as set forth in the Administrative Questionnaire for such Assignee.

          (f) THIS ASSIGNMENT AND ACCEPTANCE: (i) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, (ii) IS ONE OF THE LOAN DOCUMENTS UNDER THE CREDIT AGREEMENT, AND (iii) IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.23 AND 10.24 OF THE CREDIT AGREEMENT RELATING TO CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL, WHICH PROVISIONS ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

     IN WITNESS WHEREOF, the Assignor and each Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


ASSIGNOR:                          BANK OF AMERICA, N.A.


                                   By: /s/ Ginger Trimble
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

ASSIGNEES:                         BANK OF HAWAII


                                   By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   UNION BANK OF CALIFORNIA, N.A.


                                   By: /s/ J. William Bloore
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   BANK ONE, NA


                                   By: /s/ Debora K. Oberling
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

The undersigned hereby consent to the foregoing Assignment and acceptance:


     LONGS DRUG STORES CALIFORNIA, INC., as Borrower


                                   By: /s/ Ronald A. Plomgren
                                      ------------------------------------------
                                   (One of Two Required and Authorized
                                   Signatures)
                                   Title:  Senior Vice President

                                   And By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                   Title:  Secretary/Assistant Secretary

                                   BANK OF AMERICA, N.A., as Administrative
                                   Agent


                                   By: /s/ David Price
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   BANK OF AMERICA, N.A., as Letter of Credit
                                   Issuer, and Swing Line Lender


                                   By: /s/ Ginger Trimble
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------